UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by Registrant    ☑

Filed by party other than Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Universal Biosensors, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies

(2)	Aggregate number of securities to which transaction applies

(3)	Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Universal Biosensors, Inc.

ABN 67 950 836 446

1 Corporate Avenue

Rowville Victoria 3178

Australia

Telephone: +61 3 9213 9000

Facsimile:  +61 3 9213 9099

Email:        info@universalbiosensors.com

www.universalbiosensors.com

May 1, 2017

Dear Stockholder:

You are cordially invited to the Meeting of Stockholders of Universal Biosensors, Inc. (the “Company”, “we”, “our” or “UBI”), to be held at Level 13, 257 Clarence St, Sydney, NSW 2000 Australia, on June 22, 2017 at 10:00 a.m. Australian Eastern Standard Time.

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Meeting and Proxy Statement. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2016 is available at our website at www.universalbiosensors.com and has been previously distributed to you or is accompanying this Proxy Statement. We encourage you to read the annual report. It includes our audited financial statements and other important information about us.

If you are a CDI Holder, to ensure your representation, please sign, date and return the enclosed CDI Voting Instruction Form or give your instructions online using the instructions on your CDI Voting Instruction Form. If you are a stockholder, please sign, date and return the enclosed Proxy Card. We hope that you can attend the Meeting.

Thank you for your continued support of Universal Biosensors.

Yours sincerely,

/s/ Andrew Denver
Mr. Andrew Denver Executive Chairman

UNIVERSAL BIOSENSORS, INC.

NOTICE OF MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2017

May 1, 2017

NOTICE IS HEREBY GIVEN that the 2017 General Meeting of Stockholders (the “Meeting”) of Universal Biosensors, Inc. (ARBN 121 559 993) (the “Company”) will be held on June 22, 2017 at 10:00 a.m. Australian Eastern Standard Time at Level 13, 257 Clarence St, Sydney, NSW 2000 Australia, for the following purposes:

1) To re-elect each of two members of the Board of Directors to hold office until the meeting of Stockholders in 2020, or until their successors are duly elected and qualified;

2) To approve, on an advisory basis, the compensation of the Company’s named senior executives as disclosed in this Proxy Statement;

3) To approve, on an advisory basis, whether the Company seeks a stockholder vote approving the compensation of the Company’s named senior executives every year, every two years or every three years; and

4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE MEETING TO BE HELD ON JUNE 22, 2017

Date and Time:	Thursday, June 22, 2017 at 10:00 a.m. Australian Eastern Standard Time

Place:	Level 13, 257 Clarence St, Sydney, NSW 2000 Australia

Items of Business:

1) To re-elect each of two members of the Board of Directors to hold office until the meeting of Stockholders in 2020, or in each case until their successors are duly elected and qualified;

2) To approve, on an advisory basis, the compensation of the Company’s named senior executives as disclosed in this Proxy Statement;

3) To approve, on an advisory basis, whether the Company seeks a stockholder vote approving the compensation of the Company’s named senior executives every year, every two years or every three years; and

4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote “For” Proposals 1 and 2 and “For” the Company seeking a separate advisory stockholder vote for compensation for senior executives every year under Proposal 3.

Record Date:	The record date for the determination of (i) stockholders of record entitled to receive notice of and to vote at the Meeting and (ii) holders of CDIs of record entitled to receive notice of and to direct CHESS Depositary Nominees Pty Ltd ACN 071 346 506 (“CDN”) how to vote at the Meeting, or any adjournments or postponements thereof, is the close of business on April 28, 2017. A complete list of stockholders and CDI holders of record on the record date will be available at the Company’s executive offices located at 1 Corporate Avenue, Rowville VIC 3178 Australia, for ten days before the Meeting.

Internet Availability of Documents:	You may access a copy of the proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 at www.universalbiosensors.com

These items are fully discussed in the following pages, which are made part of this notice.

Your Board of Directors recommends that you vote “FOR” the nominees for the Board, “FOR” the approval of the compensation for named senior executives of the Company and “FOR” the Company seeking a separate advisory stockholder vote for compensation for senior executives every year.

If you are a stockholder, you are encouraged to vote your shares by attending the meeting or by signing, dating and mailing your Proxy Card to the Company’s registrar in the enclosed envelope. If you are a CDI Holder, you are encouraged to vote your CDIs by signing, dating and mailing your CDI Voting Instruction Form to the Company’s registrar in the enclosed envelope. Instructions for voting are set forth on the CDI Voting Instruction Form. Alternatively, holders of CDIs can direct CDN how to vote online by following the instructions at www.votingonline.com.au/ubiagm2017.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Andrew Denver
Andrew Denver
Executive Chairman

YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES/CDIs OR MANY.

This Proxy Statement is dated May 1, 2017 and is being first mailed to stockholders and CDI Holders of UBI on or about May 1, 2017.

UNIVERSAL BIOSENSORS, INC.

PROXY STATEMENT FOR MEETING OF STOCKHOLDERS

To be held June 22, 2017

Page
Information About Solicitation and Voting	1
Proposal One — Election of Directors	3
Proposal Two — Advisory Vote on the Compensation of Senior Executives	4
Proposal Three — Advisory Vote on whether the Company seeks a stockholder vote approving compensation of the Company’s named senior executives every year, every two years or every three years	4
Management of the Company	6
Executive Compensation	16
Independent Public Accountants	31
Security Ownership of Certain Beneficial Owners and Management	31
Certain Relationships and Related Transactions	33
Stockholder Communications with Board of Directors	35
Availability of Form 10-K	35
Where You Can Find More Information	35
Householding	36

UNIVERSAL BIOSENSORS, INC.

PROXY STATEMENT FOR MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2017

INFORMATION ABOUT SOLICITATION AND VOTING

General

The enclosed proxy and CDI Voting Instruction Form is solicited by the Board of Directors of Universal Biosensors, Inc. (the “Company” or “UBI”) for use in voting at the meeting of stockholders (the “Meeting”) to be held on June 22, 2017 at 10:00 a.m. Australian Eastern Standard Time at Level 13, 257 Clarence St, Sydney, NSW 2000 Australia, and any postponement or adjournment of that meeting. Directions to the Meeting can be obtained by calling +61 (3) 9213 9000. The purpose of the Meeting is to consider and vote upon the proposals outlined in this Proxy Statement and the attached notice. The Company’s telephone number is +61 3 9213 9000.

Record Date and Voting Securities

As of the close of business on April 19, 2017, there were in total 176,390,216 shares of common stock outstanding, par value US$0.0001 per share. 175,830,804 of our outstanding shares are held by CHESS Depositary Nominees Pty Ltd ACN 071 346 506 (“CDN”), a wholly-owned subsidiary of ASX Limited ACN 008 624 691, which operates the Australian Securities Exchange (“ASX”) and the balance is held by 62 of our employees. Securities of companies incorporated outside of Australia, such as UBI, are traded as CHESS Depositary Interests (“CDIs”) on the ASX. CDIs represent beneficial interests in the common stock held by CDN. CDIs are traded on the ASX. As of April 19, 2017, there were 175,830,804 CDIs on issue and available to be traded on ASX. As of April 19, 2017, there were 63 holders of shares (including CDN) and 1,632 holders of CDIs (“CDI Holders” or “Holders of CDIs”).

CDIs are exchangeable, at the option of the holder, into shares of our common stock at a ratio of 1:1. Holders of CDIs have the right to direct CDN, as the holder of record of the underlying shares of common stock represented by their CDIs, how it should vote the underlying shares and to attend stockholders’ meetings of the Company. If CDN does not receive a duly executed CDI Voting Instruction Form from a CDI Holder as to how to vote the underlying shares represented by those CDIs, those shares will not be voted and will not be considered present at the Meeting for quorum purposes. A holder of CDIs will be entitled to vote at the Meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of common stock represented by CDIs held by such holder. Holders of CDIs who wish to direct CDN how to vote the underlying shares should complete and return the enclosed CDI Voting Instruction Form or submit their instructions online by following the instructions on the CDI Voting Instruction Form by no later than 10:00 a.m. Australian Eastern Standard Time on June 22, 2017.

The record date is the close of business on April 28, 2017 (the “Record Date”). Only stockholders and CDI Holders of record on the books of the Company at the close of business on the Record Date are (1) with respect to stockholders, entitled to receive notice of and to vote at, and (2) with respect to CDI Holders, entitled to receive notice of and to direct CDN how to vote at, the Meeting and any adjournments thereof. Under arrangements established between the Company and CDN in connection with the issuance of CDIs, the holders of CDIs at the close of business on the Record Date are entitled to notice of and to attend the Meeting and to direct CDN how to vote by completing a CDI Voting Instruction Form or by submitting their voting instructions online.

Voting and Solicitation

Each stockholder of record can vote at the Meeting by attending the Meeting in person and voting at the Meeting, or by completing and returning their properly dated and duly executed Proxy Card to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on June 22, 2017 in the manner set out below, but may alternatively deliver a completed Proxy Card to us at the Meeting.

Holders of CDIs who wish to direct CDN how to vote but who are not attending the Meeting must return their duly executed voting instructions, via the enclosed CDI Voting Instruction Form, to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on June 22, 2017 in the manner set out below. If you are a CDI Holder and you wish to direct CDN to designate you or another person as proxy to vote the underlying shares of common stock represented by CDIs held by you and attend the Meeting in person, you are encouraged to return your properly dated and duly executed CDI Voting Instruction Form to Boardroom Pty Limited or the Company in the manner set out below but may also deliver the completed CDI Voting Instruction Form to us at the Meeting. Alternatively, CDI Holders may submit their instructions online by visiting www.votingonline.com.au/ubiagm2017 by no later than 10:00 a.m. Australian Eastern Standard Time on June 22, 2017. To use the online facility you will need the secure access information set out on your CDI Voting Instruction Form.

By hand	Boardroom Pty Limited, Level 12, Grosvenor Place, 255 George Street, Sydney NSW 2000, Australia; or Universal Biosensors, Inc., 1 Corporate Avenue, Rowville VIC 3178, Australia;

By post	Boardroom Pty Limited, GPO Box 3993, Sydney NSW 2001, Australia; or Universal Biosensors, Inc., 1 Corporate Avenue, Rowville VIC 3178, Australia;

By facsimile	Boardroom Pty Limited on +61 2 9290 9655; or Universal Biosensors, Inc. on +61 3 9213 9099.

At the Meeting, Proxy Holders and CDN may only vote the shares represented by all properly dated, executed and returned Proxy Cards (in the case of stockholders) and properly dated, executed and returned CDI Voting Instruction Forms or instructions properly delivered online (in the case of CDI Holders) in accordance with the instructions of the respective stockholders and CDI Holders. Proxies cannot be voted for a greater number of persons than the number of nominees named. If no specific instructions are given on a properly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or instructions properly delivered online (in the case of CDI Holders), the shares will be voted “FOR” each nominee for the Board identified herein or otherwise designated by the Board of Directors, “FOR” the approval, and on an advisory basis, of the compensation for named senior executives of the Company, and “FOR” the approval, and on an advisory basis, of holding say-on-pay votes every year. In addition, if other matters come before the Meeting, the Proxy Holders and CDN will vote in accordance with their or its best judgment with respect to such matters. On all matters to be voted on, each share, and accordingly, each CDI, has one vote.

We are making this proxy solicitation by and on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited personally or by telephone, electronic mail or facsimile by the Company’s officers, directors and regular employees, none of whom will receive additional compensation for assisting with solicitation.

Quorum; Required Vote

A quorum is required for the transaction of business during the Meeting. A quorum is present when the holders of one-third of the common stock issued and outstanding and entitled to vote at a meeting, are present in person or represented by proxy. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as votes cast by the common stock present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. If no specific instructions are given on a properly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or instructions properly delivered online (in the case of CDI Holders), the shares will be treated as being present at the Meeting for purposes of establishing a quorum. Broker non-votes discussed below are not considered entitled to vote on matters that are not considered routine.

The candidates for election as directors at the Meeting who receive the highest number of affirmative votes present or represented by proxy and entitled to vote at the Meeting will be elected. The affirmative vote of a majority of shares of the Company’s common stock present or represented by proxy and entitled to vote at the Meeting will constitute approval of the compensation for named senior executives of the Company. This vote is advisory only and is therefore not binding on the Company.

Abstentions will not be counted with respect to the election of directors but will have the effect of negative vote with respect to the advisory votes on the compensation for named senior executives.

A broker “non-vote” occurs when your broker (if applicable) submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received specific voting instructions from you. If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered “routine,” the broker may vote your shares in its discretion. For other proposals, including the proposals in relation to the re-election of directors and the compensation of named senior executives, brokers that are members of an exchange registered as a national exchange under the U.S. Securities Exchange Act of 1934, as amended (“Securities Exchange Act”) may not vote your shares without your instructions.

Revocability of Proxies

If you are a stockholder entitled to vote or a CDI Holder and you have submitted a Proxy Card or CDI Voting Instruction Form or instructions online (as applicable), you may revoke your Proxy Card or CDI Voting Instruction Form or online instructions at any time before the Meeting by delivering a written revocation to the Company Secretary of the Company or by delivering a duly executed Proxy Card or CDI Voting Instruction Form or submitting instructions online, in each case bearing a later date.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our Board of Directors has been structured as a ‘staggered Board’ comprising three classes of directors with members in each class of directors serving for staggered terms or until his or her successor is duly elected or until his or her earlier death, resignation or removal. The Board of Directors currently consists of two Class I directors (currently Mr. Andrew Denver and Ms. Judith Smith), whose term will expire at the meeting of stockholders in 2018, two Class II directors (currently Mr. Denis Hanley and Mr. Craig Coleman), whose term will expire at this year’s Meeting of stockholders, and two Class III directors (currently Mr. Marshall Heinberg and Mr. David Hoey), whose term will expire at the meeting of stockholders in 2019. On June 30, 2016, our Board approved the appointment of Mr. Craig Coleman as a Class II director to fill an existing vacancy.

Two (2) director nominees, Mr. Denis Hanley and Mr. Craig Coleman are seeking to be re-elected at the Meeting. If re-elected, unless they resign, die or are removed earlier, each of Mr. Denis Hanley and Mr. Craig Coleman will hold office until the meeting of stockholders in 2020, or until their respective successor is duly elected and qualified.

For details of the qualifications, skills and experience of Mr. Denis Hanley and Mr. Craig Coleman, refer to the section below titled “Management of the Company — Board of Directors”. The nominees are willing to be elected and to serve for their applicable term. Management expects that the nominee will be available for election, but if the nominee is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee or nominees to be designated by the Board of Directors to fill any such vacancy. See also “Management of the Company.”

The Board of Directors unanimously recommends that you vote FOR the election of the nominated directors as described herein. Proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders), “FOR” this proposal. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or

CDN if the beneficial owner of the shares has not given instructions. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present and voting at the Meeting.

PROPOSAL TWO — ADVISORY VOTE ON THE COMPENSATION OF SENIOR EXECUTIVES

The Company is providing stockholders with the opportunity to cast an advisory vote on the executive compensation programs and policies and the compensation paid to the senior executive officers named in this Proxy Statement. This proposal is known as a “say-on-pay vote” and is required pursuant to Section 14A of the Securities Exchange Act. Details of our compensation for our senior executives is set out under the headings “Compensation Discussion and Analysis”, “Compensation Committee Report”, “Summary Compensation Table”, “Grants of Plan-Based Awards During 2016” and “Narrative disclosure to summary compensation table and grants” of this Proxy Statement. These disclosures are intended to comply with Item 402 of United States Regulation S-K. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success. The vote is advisory and is not binding on the Company. However, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements. Details of how the Board of Directors has considered the results of the advisory vote will be included in the Compensation Discussion and Analysis sections of future proxy statements.

We will seek an advisory vote in relation to compensation every year, which we believe will be the most effective means for conducting and responding to such an advisory vote.

The Board of Directors unanimously recommends that you vote FOR this proposal to approve, on an advisory basis, the compensation for the Company’s senior executives as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure required pursuant to Item 402 of Regulation S-K contained in this Proxy Statement. The proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders), “FOR” this proposal. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or CDN if the beneficial owner of the shares has not given instructions. In order to be adopted as an advisory vote, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Meeting.

PROPOSAL THREE — ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON

THE COMPENSATION OF NAMED SENIOR EXECUTIVES

As described in Proposal No. 2 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the compensation program for named senior executives. Proposal No. 3 affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or special stockholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 3, stockholders may vote to have the say-on-pay vote (a) every year, (b) every two years or (c) every three years. The Company recommends undertaking this say-on-pay advisory vote every year; however, Section 14A of the Securities Exchange Act, stipulates that stockholders may alternatively vote in favor of this advisory vote being undertaken every two years or every three years. The Company believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program. The Company intends to carefully consider the stockholder vote resulting from the proposal, however, the final vote will not be binding on the Company.

The Board of Directors unanimously recommends that you vote FOR Proposal No. 3 (a) to hold say-on-pay votes EVERY YEAR (as opposed to every two years or every three years). The proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders), “FOR” a say on pay vote every year. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or CDN if the beneficial owner of the shares has not given instructions. In order to be adopted as an advisory vote, this proposal must be approved by the affirmative vote of the holders of a plurality of the shares of Common Stock present and entitled to vote at a meeting.

MANAGEMENT OF THE COMPANY

The following table sets out the name, age and position of our directors, executive officers and certain significant employees at April 19, 2017:

Name	Age	Position	Served Since
Andrew Denver	68	Director	2002
		Chairman of the Board of Directors	2005
		Executive Chairman	2016
Salesh Balak	48	Chief Financial Officer	2006
Garry Chambers	53	Vice President, Technology Development	2002
Alastair Hodges, Ph.D.	57	Chief Scientist	2002
Adrian Oates, Ph.D.	55	Vice President, Quality and Regulatory	2007
Denis Hanley	69	Non-executive Director	2001
Marshall Heinberg	60	Non-executive Director	2010
Judith Smith	61	Non-executive Director	2015
David Hoey	57	Non-executive Director	2016
Craig Coleman	52	Non-executive Director	2016

As described on Form 8-K filed with the Securities and Exchange Commission on February 19, 2016, Mr. Paul Wright retired as a member of the Board of Directors and as the Chief Executive Officer on March 10, 2016. On March 11, 2016, Mr. Andrew Denver was appointed as Executive Chairman of the Company.

Mr. David Hoey was appointed as a director of the Company on March 2, 2016. Mr. Craig Coleman was appointed as a director of the Company on June 30, 2016. Our Certificate of Incorporation provides our Board of Directors shall consist of not less than three or more than nine members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

Board of Directors

Mr. Andrew Denver BSc (Hons), MBA, FAICD

Mr. Denver has extensive expertise that is relevant to the Company, including in assisting the commercialization of several technology companies. Mr. Denver has a wide ranging knowledge of the life sciences industry of which our Company is a part, risk assessment, financial reporting experience and general management, which are important in the success of our business. Mr. Denver has served as the Executive Chairman of the Company since March 2016, a director of the Company since December 2002 and as Chairman since September 2005. Mr. Denver also served as the interim Chief Executive Officer of the Company from September 2010 to May 2011. Mr. Denver has been a member of the Remuneration and Nomination Committee since January 2008 and was a member of the Audit and Compliance Committee from 2006 to January 2008, from January 2010 to July 2010 and from May 2013 to July 2016. Mr. Denver has served as a director of Universal Biosensors Pty Ltd, a wholly owned subsidiary of the Company, since December 31, 2002 and as a director of Hemostasis Reference Laboratories Inc., a wholly owned subsidiary of Universal Biosensors Pty Ltd, since November 30, 2016. Mr. Denver’s term of appointment as a director of the Company ends on the date of our 2018 meeting of stockholders. Between 2002 and 2005, Mr. Denver was President of Pall Asia, a subsidiary of Pall Corporation after the acquisition by Pall Corporation of US Filter’s Filtration and Separations business, where he was also President. Pall Corporation is a technology based filtration, separation and purification multinational company. Mr. Denver is a director and founder of PFM Cornerstone Ltd and a non-executive director of Vaxxas, Inc., SpeeDx Pty Ltd and Cochlear Ltd, all of which are life sciences companies. Until September 2010 and October 2008, was also a non-executive director of CathRx Ltd and Anzon Australia Ltd, respectively. Mr. Denver graduated from the University of Manchester with a Bachelor of Science Degree (Honors) in Chemistry and achieved a distinction in his M.B.A. at the Harvard Business School and is a Fellow of the Australian Institute of Company Directors.

Mr. Denis Hanley AM, MBA, FCPA, FAICD

Mr. Hanley has been a successful angel investor, assisting the commercialization of several Australian technologies. For this work he was awarded Membership in the Order of Australia. Mr. Hanley has extensive knowledge relevant to our Company, including the life sciences industry, the healthcare industry, risk assessment, financial reporting and general management. Mr. Hanley has served as a non-executive director since September 2001 and is the chairman of the Audit and Compliance Committee. Mr. Hanley’s term of appointment as a director of the Company ends on the date of our 2017 Meeting of stockholders, and he is seeking reappointment at the Meeting as a Class II director for a term of three years. Mr. Hanley is a qualified accountant and company director with 40 years’ experience in the management of technology-based growth businesses, such as our Company. Mr. Hanley was appointed as a director of Wyong Race Club, a public company limited by guarantee, in February 2015. Mr. Hanley, until September 2014 was chairman of the Northcare Foundation, a charity serving the Royal North Shore Hospital Sydney’s intensive care work. Mr. Hanley was formerly a director of ASX-listed companies, Pharmaxis Ltd and CathRx Ltd. Mr. Hanley has significant experience in global business entities including 14 years as chairman and chief executive officer of Memtec Limited, which was listed on the New York Stock Exchange. Prior to this, Mr. Hanley spent more than a decade at global medical company Baxter Healthcare, both in the Chicago headquarters and also as Australian Managing Director. Mr. Hanley was chairman of the Australian Industry Research and Development Board and was a member of the Prime Minister’s Science Council under Prime Ministers Hawke and Keating. Mr. Hanley holds an M.B.A. with High Distinction from Harvard Graduate School of Business, where he was named a Baker Scholar.

Mr. Marshall Heinberg BS (Hons), JD

Mr. Heinberg has extensive experience relevant to our Company and insight into the global capital markets, and has worked with several life science and technology companies. Mr. Heinberg is a US-based non-executive director of the Company and was appointed in January 2010 and has served as a member of the Remuneration and Nomination Committee since November 2010 and was chairman of the Remuneration and Nomination Committee between March 12, 2015 and June 21, 2016. Mr. Heinberg’s term of appointment as a Class III director of the Company ends on the date of our 2019 Meeting of stockholders. Mr. Heinberg served as Head of the Investment Banking Department of Oppenheimer & Co. Inc. from January 2008 through June 2012. Mr. Heinberg began his investment banking career in 1987 as an Associate in the Corporate Finance Division of Oppenheimer & Company, which was acquired by the Canadian Imperial Bank of Commerce (CIBC) in 1997. Mr. Heinberg held several senior roles at CIBC World Markets including serving as a member of the U.S. Management Committee, the Deals Committee which approved U.S. corporate finance debt capital decisions and the Investment Committee which approved private equity and fund investments. Mr. Heinberg also served as a member of the Equity Transaction Committee and Financial Advisory Transaction Committee. Over the course of his career, Mr. Heinberg has held responsibility for various industry sectors including environmental, industrial growth, technology and telecommunications. His transaction experience includes public and private debt and equity financings, as well as numerous exclusive sale and strategic advisory assignments. Mr. Heinberg was named Head of CIBC’s U.S. Investment Banking Department in 2001. Upon the acquisition of CIBC’s U.S. wholesale business in 2008, Mr. Heinberg was named head of Oppenheimer’s Investment Banking Department. Mr. Heinberg is the founder and principal of MAH Associates, LLC which provides strategic advisory and consulting services. Mr. Heinberg also serves as an advisor to Burford Capital. Mr. Heinberg has also served as a director of National Financial Partners Corp., a business that provides advisory and brokerage services to corporate and high net worth individual clients in the United States and Canada until the company was acquired by Madison Dearborn in July 2013. Mr. Heinberg was also a non-executive director of Image Entertainment, Inc., a leading independent licensee and distributor of entertainment programming in North America, until the Company was acquired in October 2012. Mr. Heinberg has extensive experience working with both leading growth companies as well as financial sponsors. Prior to joining Oppenheimer, Mr. Heinberg practiced corporate law for approximately four years. Mr. Heinberg graduated from the University of Pennsylvania, the Wharton School with honors, with a degree in economics. He received his law degree from Fordham Law School.

Ms. Judith Smith BEc (Hons), MAppFin, F Fin, GAICD

Ms. Smith is a highly experienced investment and funds management executive. During her career, Ms. Smith has worked in a number of investment management roles in the funds management industry, where she has been responsible for evaluating and investing in listed and unlisted companies. Ms. Smith was appointed a non-executive director of the Company on March 12, 2015 and her term of appointment as a director of the Company ends on the date of our 2018 meeting of stockholders. Ms. Smith has served as a member of the Audit and Compliance Committee since March 12, 2015. Ms. Smith was formerly the Head of Private Equity at IFM Investors, a global fund manager, and Chair of the IFM Risk Committee. Ms. Smith was also a member of the IFM Investments Committee, a role she has retained following her retirement from the firm. Prior to her role at IFM, Ms. Smith held various investment management roles including more than a decade at National Mutual Funds Management Ltd (NMFM). At NMFM, she managed Australian equity research and strategy, as well as Australian equity portfolios. Ms. Smith holds a Master of Applied Finance from the University of Melbourne and a Bachelor of Economics (Honours) from Monash University. She is a Fellow of the Financial Services Institute of Australasia and Graduate member of the Australian Institute of Company Directors. Judith is a member of the Audit Committee of the Australian Renewable Energy Authority. She also serves as a director and Chairperson of the Audit Committee of Acorn Capital Investment Fund Ltd (ASX:ACQ). She is a trustee director of industry superannuation fund, LUCRF and the Chairperson of the LUCRF Investment Committee.

Mr. David Hoey

Mr. Hoey has extensive experience relevant to our Company, with more than 25 years’ experience in technology financing and commercialization. Mr. Hoey is a US-based director and his primary expertise is in business development, strategic planning, market development, corporate partnering and financings for medical technologies, diagnostics and drug development. Mr. Hoey was appointed a non-executive director of the Company on March 2, 2016 and his term of appointment as a director of the Company ends on the date of our 2019 meeting of stockholders. Mr. Hoey has served as a member of the Audit and Compliance Committee since March 15, 2016 and as a member of the Remuneration & Nomination Committee since June 21, 2016. Mr. Hoey is currently the Chief Executive Officer and a director of Vaxxas Pty Ltd, a company which has developed and is commercializing a novel vaccine delivery technology — the Nanopatch™. He also serves as an advisor to Healthcare Ventures LLC. During his career, David has worked in management and leadership roles in the preclinical development of small molecule and biologic therapeutics, molecular diagnostic assays and platforms, and analytical instrumentation. Mr. Hoey served as vice president of business development at PathoGenetix, Inc., a company pioneering single molecule detection technologies for biodefense, clinical, and industrial applications.

Mr. Craig Coleman BComm

Mr. Coleman is an experienced investment and funds management executive. His career of 30 years has spanned banking and finance, corporate advisory and funds management. Mr. Coleman was appointed as non-executive director in June 2016 and has served as Chair of the Remuneration & Nomination Committee since that date. Mr. Coleman’s term of appointment as a director of the Company ends on the date of our 2017 Meeting of stockholders, and he is seeking reappointment at the Meeting as a Class II director for a term of three years. Mr. Coleman is currently the Executive Chairman of Viburnum Funds, an Australian-based specialist investment manager founded in 2007 with investments in private and public equities. During his executive career, Mr. Coleman has held a number of senior executive positions with ANZ Banking Group Ltd, including Managing Director Banking Products, Managing Director Wealth Management, Non-Executive Director E*TRADE Australia Ltd and Head of Retail Banking New Zealand. Mr. Coleman currently retains non-executive directorship positions with publicly listed entities, Bell Financial Group Limited, Pulse Health Ltd and Rubik Financial Ltd. Mr. Coleman holds a Bachelor of Commerce from the University of Western Australia.

Executive Officers

Mr. Salesh Balak BA, CA

Mr. Balak has served as our Chief Financial Officer since November 2006 and as a director of Universal Biosensors Pty Ltd since September 2010 and Hemostasis Reference Laboratory Inc. since November 30, 2016. Prior to joining Universal Biosensors, he was chief financial officer and company secretary of Pearl Healthcare Limited, an ASX-listed entity engaged in the manufacturing and healthcare sector. Mr. Balak joined Pearl Healthcare Limited in April 2003 initially as its Group Accounting Manager and was promoted to Chief Financial Officer in June 2004. While at Pearl Healthcare Limited, Mr. Balak was instrumental in the successful acquisition of four businesses and integration of its existing businesses. Prior to joining Pearl Healthcare Limited, Mr. Balak spent 13 years in the Business Services, Audit and Financial Advisory Services divisions of KPMG in both the Melbourne and Fiji offices. He holds a Bachelor of Arts in accounting and economics and is a member of the Institute of Chartered Accountants and Certified Practicing Accountants.

Mr. Garry Chambers

Mr. Chambers has served as our Head of Engineering since April 2002 and as Vice President of Operations since September 1, 2006 and Vice President, Technology Development since April 2013. Prior to joining Universal Biosensors Pty Ltd, Mr. Chambers was a senior engineer with MediSense (UK), one of the first biotechnology companies to produce mass market biosensors. In 1991, Mr. Chambers relocated to Australia to join Memtec Limited, a company involved in the operation, design and installation, filtration and separation of products for water supply and waste water recycling plants, to work on sensor technologies. From 1999 to 2001, he was part of a core team based in the United States that developed the glucose sensor technology.

Dr. Alastair Hodges BSc. (Hons), PhD

Dr. Hodges has been working in the field of electrochemical sensors for the last 22 years and has served as our Chief Scientist since April 2002. Dr. Hodges has a BSc. (Hons.) in chemistry and gained a Ph.D. in electrochemistry from the University of Melbourne in 1987. Dr. Hodges worked as a research scientist, then senior and principal research scientist in the Australian Defense Science and Technology Organization and the Commonwealth Scientific and Industrial Research Organisation (CSIRO) in the fields of electrochemistry and transport processes, particularly involving membranes, until 1995, when he joined Memtec Limited to work on sensor technologies. Memtec was involved in the operation, design, and installation of filtration and separation products for water supply and waste water recycling plants. From 1999 to 2001 Dr. Hodges led a team that worked in the US on the development of glucose sensor technology.

Dr. Adrian Oates BSc, MSc (Preliminary), PhD

Dr. Oates joined us in September 2007 as Vice President, Quality & Regulatory having spent over 20 years in the device, biological and pharmaceutical healthcare industries. The scope of his role also includes oversight of clinical studies and project management having spent his early career as a research scientist and manager as well as head of project management at CSL Limited where a number of intravenous protein based replacement products were developed and commercialized. In 2000, he was appointed as Quality Director to oversee the implementation of the new Good Manufacturing Practices Code. He moved in 2004 to Cochlear Limited as Vice President, Quality & Regulatory where he was involved in the worldwide registration, accreditation and launch of a new sterile implantable medical device. After this, Dr. Oates returned to CSL Limited as Quality Director where successful FDA accreditation for Influenza vaccine was obtained. He holds a BSc (Biochemistry/Microbiology), a Master of Science (Preliminary) and a Doctor of Philosophy (Medicine) from Monash University.

See also “Management of the Company” and “Management of the Company — Board of Directors.”

Corporate Governance

We are not listed on a U.S. securities exchange and, therefore, not subject to the corporate governance requirements of any such U.S. exchange, including those relating to independence of directors. For purposes of determining whether our directors are independent under applicable rules and regulations promulgated by the Securities and Exchange Commission, we have chosen to use the definition of “independence” established by the Nasdaq Stock Market under its Marketplace Rules, as permitted by such rules and regulations.

We have determined that with the exception of Mr. Denver and Mr. Coleman, all the current directors and nominees are independent as defined under the Marketplace Rules of the Nasdaq Stock Market.

We have determined that Mr. Denver is not independent as defined under the Marketplace Rules of the Nasdaq Stock Market because he is the Executive Chairman of the Company. We have determined that Mr. Coleman is not independent as defined under the Marketplace Rules of the Nasdaq Stock Market because he is an executive officer of Viburnum Funds Pty Ltd, which together with its associated funds and entities holds in excess of 10% of our shares.

The ASX also provides guidelines for determination of whether a director should be considered independent for purpose of the ASX Listing Rules. Under these guidelines, if a director has been employed in an executive capacity or holds a substantial shareholding in a company it may affect independence. Mr. Denver is presently employed as our Executive Chairman and, Mr. Coleman is an executive officer of a substantial shareholder, and therefore are not considered independent for the purposes of the ASX guidelines.

Board Leadership Structure

The position of Chairman of the Board of Directors and Chief Executive Officer is typically held by two separate officers within our Company. The Company does not have a lead independent director. Our Board of Directors prefers the Company’s leadership structure to have the position of Chairman and Chief Executive Officer held by two separate individuals. The Board believes that separating the two positions provides stronger governance and reinforces the Company’s sound framework of internal control. The Board regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Chairman of the Board and the Chief Executive Officer, based upon the needs of the Company from time to time to provide effective oversight of management. After such discussions, the Board decided it was in the best interest of the Company to temporarily combine the roles following the retirement of Mr. Paul Wright who had served as our Chief Executive Officer from March 2011 until March 2016. Since March 11, 2016, our Chairman, Mr. Andrew Denver has served as Executive Chairman. Mr. Denver was chosen to serve as both Chairman and Chief Executive Officer because of his experience as an executive officer and his knowledge of the Company and its customers and partners. Mr. Denver will continue to act as our Executive Chairman until the Board determines that it is necessary to secure a replacement and, a suitable replacement is found.

Risk Management

Oversight of the Risk Management System

The Board oversees the establishment, implementation and annual review of the Company’s risk management system. The Executive Chairman and the Chief Financial Officer have declared in writing to the Audit and Compliance Committee that the controls and procedures have been assessed and found to be operating effectively. The operational and other compliance risk management processes have also been assessed and found to be operating effectively.

Whilst management provides reports to the Board on the status of the risk management system, which is aimed at ensuring risks are identified, assessed and appropriately managed, in some instances the Audit and Compliance Committee also reports to the Board on this matter.

Risk Management Compliance and Control

The Board is responsible for the overall internal control framework, but recognizes that no cost-effective internal control system will preclude all errors and irregularities. To assist in discharging this responsibility, the Board has developed an internal control framework as summarized below:

(a) Internal audits — the Company’s internal auditor reports to the Audit and Compliance Committee at least once per quarter on internal controls over financial reporting matters. On an annual basis, the

Company is audited on its Quality Management System, ISO 13485, an international standard covering the global medical device sector. This certification covers the “design and development, production and distribution of blood glucose test systems and point-of-care in vitro diagnostic devices for coagulation”.

(b) Financial reporting — there is a comprehensive budgeting system with an annual budget approved by the Board. Monthly actual results are reported against budget and major variances, if any, must be explained.

(c) Continuous disclosure — the Company has policies in place to ensure the Company complies with the continuous disclosure and other applicable requirements of the ASX Listing Rules, the US Securities Exchange Act of 1934 and other applicable securities laws.

The Executive Chairman and the Chief Financial Officer have stated in writing to the Audit and Compliance Committee that the Company’s financial reports are founded on a sound system of risk management and internal compliance and control which implements the policies adopted by the Board.

Assessment of Effectiveness of Risk Management

The internal auditor assists the Board in ensuring compliance with the internal controls and risk management program over financial reporting by regularly reviewing the effectiveness of the compliance and control systems. The Audit and Compliance Committee is responsible for approving the scope of work to be performed on a regular basis.

Internal Control and Sarbanes Oxley

Pursuant to section 404 of the Sarbanes-Oxley Act of 2002, we are required to evaluate the effectiveness of internal controls over financial reporting as of the end of each fiscal year. As part of our compliance efforts relative to section 404, we have fully implemented the controls over financial reporting. We have adopted the internal control framework set forth by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission in completing the assessment. The Audit and Compliance Committee has monitored, and will continue to monitor, the Company’s response to rules pursuant to section 404 of the Sarbanes-Oxley Act.

Board Committees

Our Board of Directors met on ten occasions during the year ended December 31, 2016 and acted by written consent on seven occasions. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he or she served. There are two committees of the Board, the Audit and Compliance Committee and the Remuneration and Nomination Committee. As discussed further below, the entire Board of Directors had assumed the responsibilities of the Remuneration and Nomination Committee, effective August 11, 2015 until June 29, 2016.

Members of our Board of Directors are encouraged to attend the Meeting of Stockholders if they are available. All the current members of our Board of Directors attended the meeting of Stockholders held in 2016, with Mr. Heinberg attending by phone.

Audit and Compliance Committee

The Company has a separately designated standing Audit and Compliance Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. The current members of the Audit and Compliance Committee are Mr. Denis Hanley (chairman), Ms. Judith Smith and Mr. David Hoey. Mr. Andrew Denver ceased to be a member of the Audit and Compliance Committee on July 21, 2016. The Audit and Compliance Committee is governed by a formal charter, a copy of which is available on our website at www.universalbiosensors.com. The Board has determined that Messrs. Hanley and Hoey and Ms. Smith meet the criteria for being independent directors under the Marketplace Rules of the Nasdaq Stock Market. We have determined that Mr. Denver is not independent as defined under the Marketplace Rules of the Nasdaq Stock

Market because he is the Executive Chairman of the Company. During the year ended December 31, 2016, the Committee met on seven occasions. For more information in relation to the determination of which of our directors are considered independent under the Marketplace Rules of the Nasdaq Stock Market, refer to the section above titled “Corporate Governance”.

The Board has determined that Mr. Denis Hanley qualifies as an “audit committee financial expert”, as defined under the rules and regulations of the Securities and Exchange Commission.

Report of the Audit and Compliance Committee

The Audit and Compliance Committee’s primary role is to assist the Board of Directors in fulfilling its responsibility for oversight of the Company’s financial and accounting operations.

In discharging its responsibility for oversight of the audit process, the Committee obtained from the independent auditor, PricewaterhouseCoopers, the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board. Such disclosure describes any relationships between the auditor and the Company that might bear on the auditor’s independence consistent with the Independent Standards Board Rule 3526, “Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board” (“PCAOB”). The Company has discussed with the auditor any relationships that might impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence.

The Committee discussed and reviewed with the independent auditor the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit and Compliance Committees”, as amended, and discussed and reviewed the results of the independent auditor’s examination of the financial statements for the fiscal year ended December 31, 2016.

The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2016, with management and the independent auditor. Management has the responsibility for preparation of the Company’s financial statements and the independent auditor has the responsibility for examination of those statements. Based upon the above-mentioned review and discussions with management and the independent auditor, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

By the Audit and Compliance Committee:

Denis Hanley (chairman)

Judith Smith

David Hoey

Remuneration and Nomination Committee

The Remuneration and Nomination Committee is governed by a formal charter, a copy of which is available on our website at www.universalbiosensors.com. The primary functions of the Remuneration and Nomination Committee are to develop and facilitate a process for Board and Director evaluation, assess the availability of Board candidates, make specific recommendations to the Board on remuneration and incentive plans for Directors and senior management, advise the Board on the recruitment, retention and termination policies for senior management and undertake a review of the Chief Executive Officer’s performance, at least annually, including recommending to the Board the Chief Executive Officer’s goals for the coming year and reviewing progress in achieving those goals. The Committee does not have any express right to delegate its authority but may do so on special authority from the Board.

The current members of the Remuneration and Nomination Committee are Mr. Craig Coleman (chairman), Mr. Andrew Denver, Mr. Marshall Heinberg and Mr. David Hoey. The Board has determined that Messrs.

Heinberg and Hoey meet the criteria for being independent under the Marketplace Rules of the Nasdaq Stock Market. We have determined that Mr. Denver is not independent as defined under the Marketplace Rules of the Nasdaq Stock Market because he is the Executive Chairman of the Company. We have determined that Mr. Coleman is not independent as defined under the Marketplace Rules of the Nasdaq Stock Market because he is an executive officer of Viburnum Funds Pty Ltd, which together with its associated funds and entities holds in excess of 10% of our shares. Between August 2015 and June 30, 2016 at which time Mr. Coleman was appointed as a director, the Board of Directors determined that the responsibilities of the Committee were more appropriately dealt with by our Board of Directors until such a time as we increased the number of non-executive directors on our Board such that the Remuneration and Nomination Committee could be populated so as to meet the requirements of its charter. After the Remuneration and Nomination Committee resumed its functions in June 2016, the Remuneration and Nomination Committee met on one occasion during the year ended December 31, 2016. The responsibilities and functions of the Remuneration and Nomination Committee discussed herein were for the period between August 2015 until June 29, 2016 performed by the Board of Directors and were thereafter performed by the Remuneration and Nomination Committee.

If necessary, the Remuneration and Nomination Committee (or the Board acting in its place) may use a variety of methods for identifying and evaluating potential nominees to the Board of Directors. Consideration is given to professional and technical experience of potential nominees including industry and market knowledge, education and skills. Recommendations may come from current Board members, professional search firms, members of management, stockholders or other persons. The Remuneration and Nomination Committee (or the Board acting in its place) will consider recommendations from any reasonable source, including director nominees recommended by stockholders. Stockholders wishing to suggest potential nominees can do so by contacting the Company Secretary. In assessing the qualifications of potential nominees, the Remuneration and Nomination Committee (or the Board acting in its place) may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third party reference checks and on such other diligence information as is reasonably available.

Nominations of persons for election to our Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors in accordance with the requirements of our amended and restated certificate of incorporation and amended and restated by-laws. Stockholders wishing to appoint a director must give timely notice thereof in proper written form. To be timely, a stockholder’s notice in the form required by our amended and restated certificate of incorporation and by-laws must be delivered to or mailed and received at our principal executive offices: (a) in the case of an annual meeting, not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is given; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is given.

“See also “Other Matters — 2018 Stockholder Proposals”

Director Selection Process

As discussed above, it is the intention of our Board of Directors that we have a standing Remuneration and Nomination Committee that is responsible for assembling a group of nominees that, taken together, have the background, experience, qualifications, attributes and skills appropriate for functioning as a board. The Remuneration and Nomination Committee (or in its absence, the Board) periodically reviews the size and composition of the Board and determines whether to add or replace directors. We look for certain characteristics common to all Board members, including strong professional reputation, integrity, record of achievement and the ability and commitment to devote sufficient time and energy to the Board. We seek to nominate candidates who bring diverse backgrounds, skills, experience and perspectives to the Board. Diversity relating to background, skill, experience and perspective is one factor considered in the nomination process, and the Company has adopted a formal policy relating to diversity. Additionally, we seek to include at least one member of the Audit and Compliance Committee who qualifies as an “audit committee financial expert.”

Compensation Committee Interlocks and Insider Participation

For the period between August 2015 and June 30, 2016 the functions of the Remuneration and Nomination Committee (which includes responsibility for determining executive remuneration) were performed by the Board of Directors. Since June 30, 2016, the Remuneration and Nomination Committee resumed its functions and its members are Mr. Craig Coleman (chairman), Mr. Andrew Denver, Mr. Marshall Heinberg and Mr. David Hoey. None of our executive officers or employees other than Mr. Denver, the Executive Chairman, participated in deliberations with respect to executive officer compensation. Mr. Denver was absent from all discussions and votes in relation to his compensation as Executive Chairman.

Other than as described below, none of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee. Mr. Hoey is the chief executive officer of Vaxxas, Inc. Mr. Denver is an independent non-executive director of Vaxxas, Inc. and is the chairman of audit and remuneration committee of Vaxxas, Inc. Other than acting as directors, none of the members of our Remuneration and Nomination Committee have within the past three years have been an officer or employee of us or one of our subsidiaries, except Mr. Denver. Mr. Denver, a member of the Remuneration and Nomination Committee, was appointed as our and our subsidiary’s Executive Chairman on March 11, 2016. Mr. Denver will continue to act as Executive Chairman until a suitable replacement is found.

For more information on the Committee’s (or, as applicable, the Board acting in its place) processes and procedures for the consideration and determination of executive and director compensation, see “Executive Compensation — Compensation Discussion and Analysis” and “Compensation of Directors.”

Compensation of Directors

The following table provides information about the compensation of our non-executive directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash A$	Aggregate Grant Date Fair Value of Stock Awards A$	Aggregate Grant Date Fair Value of Option Awards A$	Non-Equity Incentive Plan Compensation A$	Change in Pension Value and Non-qualified Deferred Compensation Earnings A$	All Other Compensation(1) A$	Total A$
Denis Hanley	60,000	—	—	—	—	5,700	65,700
Marshall Heinberg	57,500	—	—	—	—	—	57,500
Judith Smith	55,000	—	—	—	—	5,225	60,225
David Hoey(2)	48,122	—	—	—	—	—	48,122
Craig Coleman(3)	30,000	—	—	—	—	2,850	32,850

(1)	Represents superannuation payment of 9.50% of base pay. Marshall Heinberg and David Hoey are not residents for Australian tax purposes and therefore only receive superannuation when they attend meetings held in Australia.

(2)	Mr. David Hoey was appointed by the board as a director on March 2, 2016.

(3)	Mr. Craig Coleman was appointed by the board as a director on June 30, 2016.

Our Remuneration and Nomination Committee makes recommendations to the Board of Directors with respect to the remuneration and benefits provided to directors and executive officers. The Board of Directors then determines what levels of director remuneration and benefits are appropriate. Pursuant to the ASX Listing Rules, our stockholders have approved an aggregate remuneration pool available to non-executive directors of A$700,000 per annum. The annual remuneration payable to our non-executive directors is currently comprised of:

•	a base fee of A$150,000 per annum for the chairman and A$50,000 for other non-executive directors;

•	an additional fee for directors serving on sub-committees, currently A$5,000 per annum and an additional A$5,000 for each chairman of such sub-committee; and

•

statutory superannuation for the independent non-executive directors, which is 9.50% of the base fee (other than Messrs. Heinberg and Hoey, who being non-resident for Australian tax purposes, only receive superannuation when they attend meetings held in Australia).

In addition, a director may be paid all traveling and other expenses properly incurred in attending meetings of directors or committees or stockholder meetings or otherwise in connection with the execution of his or her duties.

Code of Ethics

We have adopted a Code of Ethics for our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available on our website at www.universalbiosensors.com. We will provide a copy of our Code of Ethics, without charge, upon request to our Company Secretary at the Company’s executive offices, 1 Corporate Avenue, Rowville VIC 3178 (companysecretary@universalbiosensors.com). We intend to satisfy any disclosure requirement under item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics for our Executive Chairman and Chief Financial Officer, by posting such information on our website at www.universalbiosensors.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Principles used to determine the nature and amount of remuneration

The objective of our executive reward framework is to ensure the reward for performance is competitive and appropriate for the results delivered. The framework aligns executive reward with achievement of strategic objectives and the creation of value for stockholders and conforms to market best practice for delivery of reward. Our performance depends upon the quality of our directors and executives. In order to attract, motivate and retain highly skilled directors and executives, we use the following principles in our remuneration framework:

•	provide competitive remuneration to attract, motivate and retain high caliber directors and executives with appropriate skills and experience;

•	remunerate with a mix of short and long term components;

•	remunerate executives according to individual performance and pre-determined benchmarks through cash bonuses; and

•	link executive remuneration to stockholder value through options.

The Remuneration and Nomination Committee (or in its absence, the Board) has processes in place to review the performance of the Board of Directors and our senior executives. Our Remuneration and Nomination Committee (or in its absence, the Board of Directors) takes into consideration elements such as the following in setting compensation policies:

•

peer group comparisons with our financial performance (peer group comparison refers to comparing the practices of peers, and selecting those we believe are most suitable for the Company. The Company may use data available in the public domain, such as annual reports, for such companies in a similar industry to benchmark our policies);

•	regulatory requirements;

•	rate of employee turnover;

•	content and effectiveness of our employee training;

•	results of any employee surveys; and

•	ability to retain and attract new employees.

Corporate performance is also taken into account in setting compensation policies and making compensation decisions.

Our executive remuneration comprises of separate and distinct components. The framework provides a mix of fixed pay and a blend of short and long-term incentives. As executives gain seniority with the group, the balance of this mix shifts to a higher proportion of “at risk” rewards such as bonuses and employee options. The executive remuneration framework for the fiscal year ended December 31, 2016 had the following components:

•	base pay;

•

short-term and long-term incentives through participation in our employee stock option plan (“Employee Option Plan”), including through the use of market price employee stock options through participation in our employee share plan (“Employee Share Plan”), through the use of Restricted Shares, in lieu of cash bonuses; and

•	superannuation.

Historically, executive remuneration has included cash bonuses. Following the Board of Directors’ review of our executive remuneration in 2015, with a view to preserving our cash reserves, the Board determined that for a period of three years from January 1, 2016:

•	base pay would be frozen;

•	cash bonuses would be replaced with short-term and long-term incentives through participation in our Employee Option Plan, including through the use of market price employee stock options or options which have an exercise price which exceeds the market price at the time of grant, and through participation in our Employee Share Plan, including through the use of Restricted Shares.

The combination of these comprise the executive’s total remuneration.

Base pay is paid in cash. Options, which constitute the current primary form of short-term and long-term equity incentive, take the form of options granted under the Employee Option Plan. Executive remuneration has provided substantial grants of stock options in order to promote share ownership as a direct means of incentivizing our executive officers and aligning the interests of our executive officers with the interests of our stockholders. Grants of small numbers of Restricted Shares on a recurring annual basis act as a means of incentivizing our employees generally (including our executive officers) and aligning the interests of our employees with the interests of our stockholders.

Base pay

Executives are offered a base pay that comprises the fixed component of their remuneration. Base pay is structured as a total employment cost package, which may be delivered as a combination of cash and prescribed non-financial benefits at the executive’s discretion. Base pay is provided to meet competitive salary norms, with a goal of achieving salary levels competitive with those offered to executives by a comparison group of companies that were selected on the basis that they were ASX-listed and/or in the medical devices/life sciences sector or are otherwise considered comparable. A relevant understanding of salary levels for similarly situated executives can be achieved from the public domain including annual reports of comparison ASX-listed companies and publicly available remuneration surveys from recruitment firms or other human resources and remuneration consultants and remuneration databases. Base pay for senior executives is reviewed annually to ensure the executive’s pay is competitive with the market. In 2015 the Board of Directors engaged a professional compensation consultant to review the total remuneration for our named senior executives with respect to remuneration for the fiscal year ended December 31, 2016. As noted above, after consideration of the consultant’s review, the Board of Directors decided to freeze the base salaries of executives for three years from January 1, 2016. The decision was based on market factors and the company’s cash management needs. There is no guaranteed base pay increase included in any senior executive’s contract. In setting base salaries, consideration is given to salary compensation of executive officers within our industry and the performance of the executive in the previous year. It is the intention of the Board of Directors to pay base salaries to our executive officers that are commensurate with their qualifications and demonstrated performance and that bring continuing and increasing value to our stockholders.

Short-term incentives — Cash bonuses

As noted above, our executive remuneration framework beginning January 1, 2016 provides for short-term and long-term incentives in the form of participation in our Employee Option Plan and Employee Share Plan in lieu of cash bonuses. When we have utilized cash bonuses in the past, if an executive achieves pre-determined milestones as set by the Remuneration and Nomination Committee (or in its absence, the Board), a cash bonus, up to a maximum amount for each executive as set by the Remuneration and Nomination Committee (or Board of Directors), may be paid to the relevant executive. When cash bonuses have been payable, the cash bonuses are awarded for superior performance against short-term goals.

Short-term incentives — Employee options

The Employee Option Plan was initially adopted in 2004 and amended and approved by our stockholders in October 2006. The Employee Option Plan permits our Board to grant employee stock options to our employees. The total number of options that may be granted under the Employee Option Plan is the maximum amount permitted by law and the ASX Listing Rules and the limits imposed on our authorized capital in our amended and restated certificate of incorporation.

The employee options issued as short-term incentives generally vest over a 12 month period subject in each case to the employee’s continued employment at the vesting date. Options granted as a short-term incentive require the executive to remain an employee over vesting period. In addition, the short-term incentive options are also subject to KPI (defined below) vesting conditions. The options granted for executives generally have an exercise price which exceeds the market price at the time of grant.

The Remuneration and Nomination Committee (or Board of Directors) considers the appropriate targets and key performance indicators to link short-term incentives and the number of options to grant as short term incentives (in lieu of bonuses) if targets are met. This includes setting any maximum number of options that may be granted to an executive, and minimum levels of performance to trigger the grant of short-term incentives. The “targets and performance indicators” and “pre-determined milestones” are collectively referred to as key performance indicators (“KPIs”) which are set by the Remuneration and Nomination Committee (or Board of Directors) for the executives each financial year. The KPIs are generally a combination of the following:

•	achieving budgets;

•	regulatory submissions of our products by a specified date;

•	compliance with applicable laws and regulations relating to financial, human resources and quality;

•	managing risks;

•	reaching a certain stage of our product development by a specified date; and

•

achieving other key milestones for our products by a specified date including entering into strategic partnerships for the commercialization of our product and receiving regulatory clearance to sell our product.

Similar criteria will be utilized during 2017 in connection with granting incentives in the form of participation in our Employee Option Plan — and additional KPI vesting conditions also apply to those options.

The KPIs to be achieved by the executives have not been disclosed. Disclosure of the specific KPIs would require us to disclose market sensitive information, including key dates for our products and the product development stage of our products. Such disclosure would result in competitive harm to our business and that of our business partners.

For the year ended December 31, 2016, the KPIs linked to short-term incentives were based on group, departmental and personal objectives. The KPIs, which are challenging but not unattainable, require performance in achieving specific targets as well as other key, strategic non-financial measures linked to drivers of performance in future reporting periods.

The Remuneration and Nomination Committee (or in its absence, the Board of Directors) is responsible for assessing whether the KPIs are met. To help make this assessment, detailed reports on performance are received from management.

Long-term incentives — Options and Restricted Shares

Our long term incentives primarily consist of stock option grants under our Employee Option Plan. Our goal is to meet the following objectives:

•	link each participant’s remuneration to our long-term success through the appreciation of stock price;

•	align the interests of our officers with the interests of our stockholders, by linking the long-term value of the compensation to stockholder returns;

•	generally provide annual grants of options that are market competitive; and

•	improve our ability to attract and retain officers.

Historically, the Company has granted market price Employee Options to all of its employees. In 2009, the Company commenced granting zero exercise price employee options (“ZEPOs”) to its senior executive officers. The Board of Directors decided that for 2016 it would grant market priced options or options having an exercise price which exceeds the market price at the time of grant, instead of cash bonuses and ZEPOs. A grant of options as long term incentives for our executives for 2016 was approved by the Board in April 2016. The quantum and value of options granted is determined at the time of Board of Directors approval to grant and there is a direct relationship between the value of a stock option granted and the market price of our common stock. We believe that granting stock options is an effective method of motivating our executive and other officers to manage our business in a manner consistent with the interest of our stockholders. The Company may also grant market priced options at the commencement of employment of senior executives to attract suitable candidates.

The grant of stock options to our officers is based primarily on their performance, title and base pay. Options granted since 2010 generally have a seven year term and vest in equal tranches over three years. In addition to time based vesting, options granted in April 2016 had additional KPI vesting requirements and KPI vesting requirements are intended to apply for future grants of options as short-term and long-term incentives. Options granted prior to 2010 also vested over three years, however, they had a ten-year term. Our policies for allocating compensation between long-term incentives (primarily through the granting of options and some use of Restricted Shares) and compensation (base pay and short-term incentives) is to achieve the goals set above. Currently, the allocation between long-term and short-term incentives is determined by the Remuneration and Nomination Committee or Board of Directors.

Stock option awards are generally granted annually to senior executives and officers in conjunction with the review of the performance of our executive and other officers.

Since 2009, we have also issued Restricted Shares to all employees under our Employee Share Plan. Our Employee Share Plan was adopted by the Board of Directors in 2009. The Employee Share Plan permits our Board to grant shares of our common stock to our employees. The number of shares able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. All our employees are eligible for shares under the Employee Share Plan. The Company currently proposes to issue A$1,000 worth of Restricted Shares of common stock to each employee of the Company on a recurring basis, but no more frequently than annually. The Restricted Shares have the same terms of issue as our existing shares of common stock but are not able to be traded until the earlier of three years from the date on which the shares are issued or the date the relevant employee ceases to be an employee of the Company or any of its associated group of companies. We believe that the granting of Restricted Shares is an effective method of motivating our employees in a manner consistent with the interest of our stockholders.

Other remuneration — Superannuation

As required by Australian law, we contribute to standard defined contribution superannuation funds on behalf of all employees at an amount required by law, currently 9.50% of each such employee’s salary. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they are retired. We permit employees to choose an approved and registered superannuation fund into which the contributions are paid.

Overview of the compensation process

The composition of compensation for our executive officers includes the following: base pay, cash bonus (prior to 2016), stock-based awards and superannuation. The elements of executive compensation were discussed at the meetings of our Remuneration and Nomination Committee (or in its absence, the Board). During the end or beginning of each year, the Remuneration and Nomination Committee (or in its absence, the Board) discusses the base salaries, stock based awards and, prior to 2016, cash bonus plans for the applicable year for our executive officers. In 2015 the Board of Directors engaged a professional compensation consultant to review the total remuneration for our named senior executives with respect to remuneration for the fiscal year ended December 31, 2016. The Board of Directors usually approves the base pays, any cash bonus plan and any grant of securities; though if it does not, it could continue discussions as to appropriate revisions to the compensation program. At or about the same time, the Board of Directors grants stock-based awards to our executive and other officers. Under the Listing Rules of ASX, the grant of options or shares to directors as remuneration (who may or may not be executives) requires stockholder approval.

As part of the Remuneration and Nomination Committee’s (or Board of Directors’) process, the Chief Executive Officer meets with our Human Resources Manager and executive officers, and reviews the elements of each executive officer’s (excluding the Chief Executive Officer’s) compensation during the preceding years. The Human Resources Manager and the Chief Executive Officer liaise on compensation recommendations for each of our executive officers (excluding the Chief Executive Officer’s compensation). The Chief Executive Officer then presents their recommendations to the Remuneration and Nomination Committee (or Board of Directors). The Chairman of the Remuneration and Nomination Committee (or Board of Directors) may liaise with the Human Resources Manager whilst reviewing the Chief Executive Officer’s compensation. Our executive officers are not present when our Human Resources Manager makes her recommendations or during deliberations on the compensation of our executive officers.

Additionally, we will seek an advisory vote in relation to compensation from stockholders every year, which we believe will be the most effective means for conducting and responding to such an advisory vote. The Board will consider the outcome of each such stockholders advisory vote. Stockholders approved the resolution relating to the compensation at our general meeting of stockholders in 2016.

Consideration of Results of Prior Year Stockholder “Say-on-Pay” Vote

At the 2016 general meeting, approximately 84.60% of our stockholders who cast votes, voted in favor of the compensation paid to our named executive officers for 2015. Accordingly, when developing our executive compensation program for 2016 and 2017, we considered the overall level of support as a key factor in our review of the program.

Compensation Committee Report

The Board of Directors has reviewed and discussed the information described under the caption “Compensation Discussion and Analysis” with members of management. Based on this review and discussion with management, the Board of Directors has decided to include the Compensation Discussion and Analysis in this Proxy Statement.

Members of the Board of Directors

Mr. Andrew Denver (chairman)

Mr. Craig Coleman

Mr. Denis Hanley

Mr. Marshall Heinberg

Ms. Judith Smith

Mr. David Hoey

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of section 18 of the Exchange Act. In addition, this report shall not be deemed incorporated by reference into any prior or subsequent filing by us under U.S. federal securities laws, except to the extent that we specifically incorporate it by reference into a document filed by us under U.S. federal securities laws.

Summary Compensation Table

Our named executives are all employed by our wholly owned subsidiary, Universal Biosensors Pty Ltd.

Name and Principal Position	Year	Salary A$	Bonus(1) A$	Aggregate Grant Date Fair Value of Stock Awards(2) A$		Aggregate Grant Date Fair Value of Option Awards(3) A$	All Other Compensation(4) A$	Total A$
Andrew Denver	2016	273,897	—	—		—	26,020	299,917
Executive Chairman(5)	2015	160,000	—	—		—	15,200	175,200
	2014	159,999	—	—		—	15,000	174,999
Paul Wright	2016	154,543	—	—		—	14,682	169,225
Managing Director/Chief Executive Officer(6)	2015	457,009	94,258	1,000		13,800	52,370	618,437
	2014	442,836	35,882	1,000		29,400	44,925	554,043
Salesh Balak	2016	345,236	—	2,000	(7)	82,400	32,797	462,433
Chief Financial Officer	2015	345,236	56,964	1,000		9,200	38,209	450,609
	2014	334,529	33,853	—		—	34,578	402,960
Alastair Hodges	2016	359,615	—	2,000	(7)	84,800	34,163	480,578
Chief Scientist	2015	359,615	26,971	1,000		9,200	36,726	433,512
	2014	348,462	33,181	—		—	35,820	417,463
Garry Chambers	2016	359,615	—	2,000	(7)	84,800	34,163	480,578
Vice President, Operations	2015	359,615	28,769	1,000		9,200	36,896	435,480
	2014	348,462	34,846	—		—	35,978	419,286
Adrian Oates	2016	349,626	—	2,000	(7)	83,200	33,214	468,040
Vice President, Quality and Regulatory	2015	349,626	33,214	1,000		9,200	36,370	429,410
	2014	338,782	35,572	—		—	35,140	409,494

(1)	Amounts reported in this column represent the cash annual incentive award for performance under our annual incentive plan, which amounts have been approved by our Board of Directors. For a period of three years from January 1, 2016, cash bonuses have been replaced with short-term and long-term incentives through participation in our Employee Option Plan and Employee Share Plan.

(2)	In accordance with ASC 718, the fair value of the stock awards has been calculated as the closing price of the Company’s common stock on ASX on the day on which the employee stock awards were granted.

(3)	In accordance with ASC 718, the fair value of the option grants was estimated on the date of each grant using the Trinomial Lattice model. On February 28, 2017, our Board approved the grant of options to each of the named executives as summarized below. These amounts have not been included in the table above.

Name	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (A$/Sh)	Grant Date Fair Value of Option Awards A$	Aggregate Grant Date Fair Value of Option Awards
Salesh Balak	309,000	0.50	0.13	40,170
Alastair Hodges	318,000	0.50	0.13	41,340
Garry Chambers	318,000	0.50	0.13	41,340
Adrian Oates	312,000	0.50	0.13	40,560

(4)	Represents superannuation payment and calculated as follows:

a.	9.50% of base pay from July 1, 2014

b.	9.25% of base pay from July 1, 2013 to June 30, 2014

(5)	Mr. Denver was appointed as Executive Chairman of the Company from March 11, 2016. From March 2016 until he ceases to be the Executive Chairman, no directors’ fees are payable to Mr. Denver in addition to his executive remuneration. The compensation amount includes his executive remuneration as well as his directors’ fees. The following shows the directors fees received by Mr. Denver during 2016:

Name	Fees Earned or Paid in Cash A$	Aggregate Grant Date Fair Value of Stock Awards A$	Aggregate Grant Date Fair Value of Option Awards A$	Non-Equity Incentive Plan Compensation A$	Change in Pension Value and Non-qualified Deferred Compensation Earnings A$	All Other Compensation(a) A$	Total A$
Andrew Denver	33,838	—	—	—	—	3,215	37,053

(a)	Represents compulsory superannuation payment of 9.5% of base pay.

(6)	Mr. Wright retired as a member of the Board of Directors and as the Chief Executive Officer in March 2016. No directors’ fees are payable to Mr. Wright in addition to his executive remuneration set out above.

(7)	On February 17, 2016, our Board approved the grant of 2,500 Restricted Shares relating to the 2016 financial year to each of the named executives. On December 28, 2016, our Board approved the grant of 3,030 Restricted Shares relating to the 2017 financial year to each of the named executives. The fair value of the Restricted Shares as at the Board approved grant date was A$1,000 for each issue.

Grants of Plan-Based Awards During 2016

The following table provides information regarding the plan-based awards that we made to the named executive officers during the year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option/ SAR Awards(3)
		Threshold	Target Grant	Maximum	Threshold	Target(1)	Maximum
Name	Grant Date	A$	A$	A$	#	#	#	#	#	(A$/Sh)	A$
Andrew Denver(4)	—	—	—	—	—	—	—	—	—	—	—
Paul Wright(5)	—	—	—	—	—	—	—	—	—	—	—
Salesh Balak	Feb 17, 2016	—	—	—	—	—	—	2,500	—	—	0.40
	Apr 21, 2016	—	—	—	—	1,030,000	—	—	—	0.50	0.08
	Dec 28, 2016	—	—	—	—	—	—	3,030	—	—	0.33
Alastair Hodges	Feb 17, 2016	—	—	—	—	—	—	2,500	—	—	0.40
	Apr 21, 2016	—	—	—	—	1,060,000	—	—	—	0.50	0.08
	Dec 28, 2016	—	—	—	—	—	—	3,030	—	—	0.33
Garry Chambers	Feb 17, 2016	—	—	—	—	—	—	2,500	—	—	0.40
	Apr 21, 2016	—	—	—	—	1,060,000	—	—	—	0.50	0.08
	Dec 28, 2016	—	—	—	—	—	—	3,030	—	—	0.33
Adrian Oates	Feb 17, 2016	—	—	—	—	—	—	2,500	—	—	0.40
	Apr 21, 2016	—	—	—	—	1,040,000	—	—	—	0.50	0.08
	Dec 28, 2016	—	—	—	—	—	—	3,030	—	—	0.33

(1)	The equity incentive plan awards include options awarded to named executives that generally have a time based vesting provided the predetermined KPI’s are achieved.

(2)	The restricted fully paid shares of our common stock were awarded to the named executives under the Employee Share Plan. The Restricted Shares are not able to be traded until the earlier of three years from the date on which the Restricted Shares are issued or the date an employee ceases to be an employee of the Company or any of its associated group of companies.

(3)	The fair value of the Restricted Shares and the option grants were estimated on the date of each grant using the Trinomial Lattice model.

(4)	Mr. Denver was appointed as Executive Chairman of the Company from March 11, 2016.

(5)	Mr. Wright retired as a member of the Board of Directors and as the Chief Executive Officer in March 2016.

(6)	On February 28, 2017, our Board approved the grant of options to each of the named executives as summarized below. These amounts have not been included in the table above.

Name	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (A$/Sh)	Grant Date Fair Value of Option Awards A$	Aggregate Grant Date Fair Value of Option Awards
Salesh Balak	309,000	0.50	0.13	40,170
Alastair Hodges	318,000	0.50	0.13	41,340
Garry Chambers	318,000	0.50	0.13	41,340
Adrian Oates	312,000	0.50	0.13	40,560

Narrative disclosure to summary compensation table and grants

Employee Option Plan

The Employee Option Plan was initially adopted by the Board of Directors in 2004 and amended and approved by our stockholders in October 2006. The Employee Option Plan permits our Board to grant stock options to our employees. The number of employee options able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. The ASX Listing Rules generally prohibit companies whose securities are quoted on the ASX from issuing securities exceeding 15% of issued share capital in any 12 month period, without stockholder approval.

Broadly speaking, options are issued to staff under three categories — options to new staff, options to existing staff as short-term incentives and options to existing staff as long-term incentives.

Options granted to new staff: Options to new staff are generally granted within the year they commence employment and are typically market price Employee Options. The number of options to be granted is determined within salary bands.

Options granted as short-term incentives: Options may be granted to employees, which may be market priced or have an exercise price which exceeds the market price at the time of grant, which are subject to vesting based on achievement of predetermined key performance indicators. These key performance indicators are generally expected to be achieved within twelve months of grant date.

Options granted to staff as long-term incentives: Options may be granted to employees, which may be market priced or have an exercise price which exceeds the market price at the time of grant, which are subject to vesting based on achievement of predetermined key performance indicators. These key performance indicators are generally expected to be achieved after twelve months of grant date.

When exercisable, each option is convertible into one share of common stock at an exercise price determined on the date of grant. The exercise price is determined by the Board at the time of approval of grant. The exercise price may be in excess of the closing price of the Company’s common stock on ASX at the grant date or they may be calculated as the closing price of the Company’s common stock on ASX on the day on which the employee options were granted. If the latter, the exercise price of the market price options are calculated as the average closing price of the Company’s common stock on the ASX on the five days on which the Company’s common stock traded prior to the approval of grant. The Company has also granted certain options with a zero exercise price. The contractual life of each option granted is between seven and ten years. No option holder has any right under the option to participate in any other issues of shares of our common stock or any other entity without first having exercised the options. Any exercise conditions must be satisfied before the options vest and become capable of exercise. All our options have been subject to time based vesting over either three or four years (depending on the year in which they were granted). In addition, the options granted to senior executives in 2013, 2014, 2015 and April 2016 are also subject to the achievement of specified predetermined key performance indicators. Exercise conditions are determined by the Board at the time of grant of the options. This determination would typically follow a recommendation from the Remuneration and Nomination Committee. To date, we have not extended or undertaken any other modifications to outstanding options. In 2007, the exercise price of all employee options on issue at that time were adjusted in accordance with a formula set out in the ASX Listing Rules as a result of a renounceable rights issue capital raising undertaken by the Company. The Company has not otherwise repriced any of its options. The options lapse on such date determined by the Board at the time of grant or earlier in accordance with the Employee Option Plan. Options may be subject to adjustment in the event of a stock split, stock dividend, consolidation or other change in the structure of our capitalization. Options carry no dividend or voting rights. With respect to options granted to named executives after 2009, the shares issued to those executives on exercise of their employee options are not able to be traded for a period up to four years from the grant date following which time the Board of Directors (or its delegate) must grant approval to trade, which may be granted or withheld at its sole discretion, for the shares to be traded. The shares become immediately tradable if the named executive ceases to be an employee of the Company and its associated group of companies.

Employee Share Plan

Our Employee Share Plan was adopted by the Board of Directors in 2009. The Employee Share Plan permits our Board to grant shares of our common stock to our employees. The number of shares able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. All our employees are eligible for shares under the Employee Share Plan. The Company currently proposes to issue A$1,000 worth of Restricted Shares to all eligible employees of the Company on a recurring basis, but no more frequently than annually. The Restricted Shares have the same terms of issue as our existing shares of common stock but are not able to be traded until the earlier of three years from the date on which the Restricted Shares are issued or the date the relevant employee ceases to be an employee of the Company or any of its associated group of companies.

Executive Service Agreements

Remuneration and other terms of employment for the executive officers are formalized in executive service agreements. The material terms and conditions of each of the employment agreements with our executive officers who continued to serve at December 31, 2016 are substantially similar, a summary of which material terms and conditions is set out below:

•	the executive must devote his time and attention exclusively to our business and affairs, unless otherwise approved by us;

•	the executive is bound by customary confidentiality, intellectual property assignment and non-competition clauses;

•

the executive’s salary is to be reviewed on an annual basis (noting that the Remuneration and Nomination Committee has placed a three year freeze on salary increases for executives to preserve cash resources);

•

the executive may be entitled to a discretionary cash bonus or be granted stock options under the Employee Option Plan as recommended by the Remuneration and Nomination Committee (when in existence) and determined by our Board of Directors from time to time;

•	each party has the right to terminate the agreement by giving three months’ notice to the other party or, in the case of Mr. Denver’s agreement, with one months’ notice;

•

we may also terminate the agreement, at any time with notice, with immediate effect for cause, for default by the executive in the performance of the executive’s responsibilities or the discharge of the executive’s duties, for fraudulent or dishonest conduct by the executive or intemperate use of alcohol or drugs by the executive or conviction of the executive for the commission of a felony or willful or intentional injury to our business or affairs; and

•

each agreement, with the exception of the agreement with Dr. Oates, will terminate automatically on a date specified in the executive employment agreement unless extended by us from time to time. If the parties whose contracts have fixed end dates do not expressly extend the agreement, the executive’s employment will automatically extend for a further 12 months on the same terms. Dr. Oates’ agreement does not have a specific end date and terminates with notice in accordance with its terms.

Subject to applicable law, other than ongoing salary payments during the notice period and any outstanding annual leave and long service leave entitlements, no additional payments are payable on termination or change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2016 regarding equity awards, including unexercised stock options that had not vested, for each of the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (A$)	Option Expiration Date
Andrew Denver(1)	—	—	—	—	—
Paul Wright(2)	—	—	—	—	—
Salesh Balak(3)	100,000	—	—	0.89	March 16, 2018
	73,334	—	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	16,667	—	—	—	November 10, 2017
	25,000	—	—	—	November 17, 2018
	25,000	—	—	—	November 12, 2019
	40,000	—	—	—	December 11, 2020
	—	40,000	—	—	January 29, 2022
	618,000	412,000	—	0.50	April 20, 2023
Alastair Hodges(4)	100,000	—	—	0.89	March 16, 2018
	16,667	—	—	—	May 14, 2019
	105,000	—	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	25,000	—	—	—	November 10, 2017
	25,000	—	—	—	November 17, 2018
	25,000	—	—	—	November 12, 2019
	40,000	—	—	—	December 11, 2020
	—	40,000	—	—	January 29, 2022
	636,000	424,000	—	0.50	April 20, 2023

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (A$)	Option Expiration Date
Garry Chambers(5)	100,000	—	—	0.89	March 16, 2018
	16,667	—	—	—	May 14, 2019
	105,000	—	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	25,000	—	—	—	November 10, 2017
	25,000	—	—	—	November 17, 2018
	25,000	—	—	—	November 12, 2019
	40,000	—	—	—	December 11, 2020
	—	40,000	—	—	January 29, 2022
	636,000	424,000	—	0.50	April 20, 2023
Adrian Oates(6)	400,000	—	—	1.20	September 18, 2017
	16,667	—	—	—	May 14, 2019
	105,000	—	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	25,000	—	—	—	November 10, 2017
	25,000	—	—	—	November 17, 2018
	25,000	—	—	—	November 12, 2019
	40,000	—	—	—	December 11, 2020
	—	40,000	—	—	January 29, 2022
	624,000	416,000	—	0.50	April 20, 2023

(1)	Mr. Denver was appointed as Executive Chairman of the Company from March 11, 2016.

(2)	Mr. Wright retired as a member of the Board of Directors and as the Chief Executive Officer in March 2016.

(3)	a.	Of the options expiring on March 16, 2018, the options vested and became exercisable in three equal tranches on December 31, 2008, 2009 and 2010.

b.	Of the options expiring on June 28, 2019, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vested and became exercisable on December 31, 2013 and 13,334 options vested and became exercisable on December 31, 2014.

c.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

d.	Of the options expiring on November 10, 2017, 8,333 options vested and became exercisable on December 31, 2012 and 8,334 options vested and became exercisable on December 31, 2013.

e.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012, and 2013, and 8,334 options vested and became exercisable on December 31, 2014.

f.	Of the options expiring on November 12, 2019, 8,333 of the options vested and became exercisable on December 31, 2013, 8,333 of the options vested and became exercisable on December 31, 2014 and 8,334 of the options vested and became exercisable on December 31, 2015.

g.	Of the options expiring on December 11, 2020, 13,333 of the options vested and became exercisable on December 31, 2014, 13,333 of the options vested and became exercisable on December 31, 2015 and 13,334 of the options vested and became exercisable on December 31, 2016.

h.

Of the options expiring on January 29, 2022, vesting is subject to achievement of the following time-based and KPI hurdles: (i) subject to the relevant holder being an eligible participant under the employee option plan at the relevant time, 13,333 of the options are capable of vesting on December 31, 2015 and 2016 and 13,334 of the options are capable of vesting on December 31, 2017; and (ii) in addition, for any options to vest and become exercisable, the Xprecia StrideTM Coagulation Analyzer must have been launched in the United States. As the Xprecia StrideTM Coagulation Analyzer has not yet been launched in the United States, none of the options have vested and they remain unexercisable.

i.	Of the options expiring on April 20, 2023, vesting is subject to achievement of five specified team-based corporate results and events. Of the five, three of the specified team-based corporate results and events were achieved as at December 31, 2016, carrying a combined weighting of 60%. The fourth specified team-based corporate results and events, carrying a weighting of 10% were achieved on February 23, 2017. The last specified team-based corporate results and events, carrying a weighting of 30% have not vested and remains unexercisable as at December 31, 2016.

(4)	a.	Of the options expiring on March 16, 2018, the options vested and became exercisable in three equal tranches on December 31, 2008, 2009 and 2010.

b.	Of the options expiring on May 14, 2019, 8,333 options vested and became exercisable on December 31, 2010 and 8,334 vested and became exercisable on December 31, 2011.

c.	Of the options expiring on June 28, 2019, 10,000 options vested and became exercisable on December 31, 2010, 21,666 options vested and became exercisable on December 31, 2011, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vested and became exercisable on December 31, 2013 and 13,334 options vested and became exercisable on December 31, 2014.

d.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

e.	Of the options expiring on November 10, 2017, 8,333 options vested and became exercisable on December 31, 2011, and 2012 and 8,334 options vested and became exercisable on December 31, 2013.

f.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012 and 2013 and 8,334 options vested and became exercisable on December 31, 2014.

g.	Of the options expiring on November 12, 2019, 8,333 of the options vested and became exercisable on December 31, 2013, 8,333 of the options vested and became exercisable on December 31, 2014 and 8,334 of the options vested and became exercisable on December 31, 2015.

h.	Of the options expiring on December 11, 2020, 13,333 of the options vested and became exercisable on December 31, 2014, 13,333 of the options vested and became exercisable on December 31, 2015 and 13,334 of the options vested and became exercisable on December 31, 2016.

i.

Of the options expiring on January 29, 2022, vesting is subject to achievement of the following time-based and KPI hurdles: (i) subject to the relevant holder being an eligible participant under the employee option plan at the relevant time, 13,333 of the options are capable of vesting on December 31, 2015 and 2016 and 13,334 of the options are capable of vesting on December 31, 2017; and (ii) in addition, for any options to vest and become exercisable, the Xprecia StrideTM Coagulation Analyzer must have been launched in the United States. As the Xprecia StrideTM Coagulation Analyzer has not yet been launched in the United States, none of the options have vested and they remain unexercisable.

j.

Of the options expiring on April 20, 2023, vesting is subject to achievement of five specified team-based corporate results and events. Of the five, three of the specified team-based corporate results and events were achieved as at December 31, 2016, carrying a combined weighting of 60%. The fourth specified team-based corporate results and events, carrying a weighting of 10%

were achieved on February 23, 2017. The last specified team-based corporate results and events, carrying a weighting of 30% have not vested and remains unexercisable as at December 31, 2016.

(5)	a.	Of the options expiring on March 16, 2018, the options vested and became exercisable in three equal tranches on December 31, 2008, 2009 and 2010.

b.	Of the options expiring on May 14, 2019, 8,333 options vested and became exercisable on December 31, 2010 and 8,334 options vested and became exercisable on December 31, 2011.

c.	Of the options expiring on June 28, 2019, 10,000 options vested and became exercisable on December 31, 2010, 21,666 options vested and became exercisable on December 31, 2011, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vested and became exercisable on December 31, 2013 and 13,334 options vested and became exercisable on December 31, 2014.

d.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

e.	Of the options expiring on November 10, 2017, 8,333 options vested and became exercisable on December 31, 2011 and 2012 and 8,334 options vested and became exercisable on December 31, 2013.

f.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012 and 2013 and 8,334 vested and became exercisable on December 31, 2014.

g.	Of the options expiring on November 12, 2019, 8,333 of the options vested and became exercisable on December 31, 2013, 8,333 of the options vested and became exercisable on December 31, 2014 and 8,334 of the options vested and became exercisable on December 31, 2015.

h.	Of the options expiring on December 11, 2020, 13,333 of the options vested and became exercisable on December 31, 2014, 13,333 of the options vested and became exercisable on December 31, 2015 and 13,334 of the options vested and became exercisable on December 31, 2016.

i.

Of the options expiring on January 29, 2022, vesting is subject to achievement of the following time-based and KPI hurdles: (i) subject to the relevant holder being an eligible participant under the employee option plan at the relevant time, 13,333 of the options are capable of vesting on December 31, 2015 and 2016 and 13,334 of the options are capable of vesting on December 31, 2017; and (ii) in addition, for any options to vest and become exercisable, the Xprecia StrideTM Coagulation Analyzer must have been launched in the United States. As the Xprecia StrideTM Coagulation Analyzer has not yet been launched in the United States, none of the options have vested and they remain unexercisable.

j.	Of the options expiring on April 20, 2023, vesting is subject to achievement of five specified team-based corporate results and events. Of the five, three of the specified team-based corporate results and events were achieved as at December 31, 2016, carrying a combined weighting of 60%. The fourth specified team-based corporate results and events, carrying a weighting of 10% were achieved on February 23, 2017. The last specified team-based corporate results and events, carrying a weighting of 30% have not vested and remains unexercisable as at December 31, 2016.

(6)	a.	Of the options expiring on September 18, 2017, the options vested and became exercisable in three equal tranches on June 30, 2008, 2009 and 2010.

b.	Of the options expiring on May 14, 2019, 8,334 options vested and became exercisable on December 31, 2010 and the remaining stock options of 8,333 vested and became exercisable on December 31, 2011.

c.	Of the options expiring on June 28, 2019, 10,000 options vested and became exercisable on December 31, 2010, 21,666 options vested and became exercisable on December 31, 2011, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vested and became exercisable on December 31, 2013 and 13,334 options vested and became exercisable on December 31, 2014.

d.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

e.	Of the options expiring on November 10, 2017, 8,333 options vested and became exercisable on December 31, 2011 and 2012 and 8,334 options vested and became exercisable on December 31, 2013.

f.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012 and 2013 and 8,334 options vested and became exercisable on December 31, 2014.

g.	Of the options expiring on November 12, 2019, 8,333 of the options vested and became exercisable on December 31, 2013, 8,333 of the options vested and became exercisable on December 31, 2014 and 8,334 of the options vested and became exercisable on December 31, 2015.

h.	Of the options expiring on December 11, 2020, 13,333 of the options vested and became exercisable on December 31, 2014, 13,333 of the options vested and became exercisable on December 31, 2015 and 13,334 of the options vested and became exercisable on December 31, 2016.

i.

Of the options expiring on January 29, 2022, vesting is subject to achievement of the following time-based and KPI hurdles: (i) subject to the relevant holder being an eligible participant under the employee option plan at the relevant time, 13,333 of the options are capable of vesting on December 31, 2015 and 2016 and 13,334 of the options are capable of vesting on December 31, 2017; and (ii) in addition, for any options to vest and become exercisable, the Xprecia StrideTM Coagulation Analyzer must have been launched in the United States. As the Xprecia StrideTM Coagulation Analyzer has not yet been launched in the United States, none of the options have vested and they remain unexercisable.

j.	Of the options expiring on April 20, 2023, vesting is subject to achievement of five specified team-based corporate results and events. Of the five, three of the specified team-based corporate results and events were achieved as at December 31, 2016, carrying a combined weighting of 60%. The fourth specified team-based corporate results and events, carrying a weighting of 10% were achieved on February 23, 2017. The last specified team-based corporate results and events, carrying a weighting of 30% have not vested and remains unexercisable as at December 31, 2016.

Option Exercises and Stock Vested

The following table provides information during fiscal year 2016 regarding exercises of stock options, SARs or similar instruments, or vesting of stock, including restricted stock, restricted stock units or similar instruments, by any named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (A$)
Andrew Denver(1)	—	—	—	—
Paul Wright(2)	77,500	—	—	1,000
Salesh Balak	—	—	5,530	2,000
Alastair Hodges	—	—	5,530	2,000
Garry Chambers	—	—	5,530	2,000
Adrian Oates	—	—	5,530	2,000

(1)	Mr. Denver was appointed as Executive Chairman of the Company from March 11, 2016.

(2)	Mr. Wright retired as a member of the Board of Directors and as the Chief Executive Officer in March 2016.

Pension benefits

We do not provide pension benefits to our named executives. Instead, as required by Australian law, we contribute to standard defined contribution superannuation funds on behalf of all employees at an amount up to 9.50% of each such employee’s salary from July 1, 2014 (9.25% from July 1, 2013 to June 30, 2014). Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they are retired. We permit employees to choose an approved and registered superannuation fund into which the contributions are paid.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Potential payments upon Termination or Change-in-control

See “Executive Compensation — Narrative disclosure to summary compensation table and grants — Executive Service Agreements.”

Equity Compensation Plan Information

Set out below are details of the Employee Option Plan as at December 31, 2016.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights (A$)	Number of Securities remaining for future issuance
Equity compensation plans approved by security holders
- Employee options (2.a)	16,264,169	0.67	(1)
- Warrants (2.b)	4,500,000	1.00	(1)
Equity compensation plans not approved by security holders	0	0.00	(1)

Total	20,764,169	0.74

(1)	The number of securities able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. The Listing Rules of ASX generally prohibits companies whose securities are quoted on ASX from issuing securities exceeding 15% of issued share capital in any 12 month period, without stockholder approval.

(2)	The grant of options and the issue of shares to any of our directors require stockholder approval.

a.	The grant of options and the issue of shares to any of our directors require stockholder approval.

b.	In connection with our US$25 million loan facility, we issued to the lenders warrants entitling the holder to purchase up to an aggregate total of 4.5 million shares of UBI’s common stock in the form of CDIs at a price of A$1.00 per share, exercisable at any time until December 19, 2020 (“Warrants”). The holder of a Warrant has the option to pay the exercise price in cash or by making a cashless exercise. The number of shares of common stock to be issued on exercise of the Warrants and/ or the exercise price of the Warrants will be adjusted in certain circumstances including bonus issues, pro-rata issues and reorganizations of share capital.

INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Independent Registered Public Accounting Firm

Our Audit and Compliance Committee has appointed PricewaterhouseCoopers, Australia as our independent public accountants for the fiscal year ended December 31, 2016. Representatives of PricewaterhouseCoopers, Australia will be present at the Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Audit Fees

PricewaterhouseCoopers, Australia audited our financial statements for the years ended December 31, 2016 and 2015.

	Year Ended December 31
	2016 A$	2015 A$
(a) Audit Fees
Annual Financial Statements	271,969	235,225
Form 10-Q	84,494	83,000

	356,463	318,225
(b) Tax Fees
Tax Returns	31,122	44,832
Other tax Compliance and Advisory Services	60,000	70,416

	91,122	115,248

Total	447,585	433,473

Tax fees payable to PricewaterhouseCoopers, Australia and United States are in relation to the review and filing of our tax returns. They also include fees for tax advice we may have sought from time to time.

All audit and non-audit services to be performed by the Company’s independent accountant must be approved in advance by the Audit and Compliance Committee. For audit services, each year the independent accountant provides the Audit and Compliance Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year and the proposed fees, which must be formally accepted by the Committee before the audit commences. Any additional service proposed to be provided after the annual pre-approval process of audit services requires specific pre-approval by Audit and Compliance Committee. The Committee may delegate either general or specific pre-approval authority to any one of the Committee members or the Chief Financial Officer. The member or Chief Financial Officer to whom such authority is delegated must report any pre-approval decisions to the Committee at its next meeting. Accordingly, the Committee pre-approved all of the fees last year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information known to us regarding beneficial ownership of our shares of common stock as of April 19, 2017 by the following persons:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	our executive officers;

•	our directors; and

•	our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable within 60 days. Information with respect to beneficial ownership has been furnished to us by each director and executive officer. Holders of our CDIs have beneficial ownership of an equivalent number of our shares. Unless otherwise indicated, to our knowledge, each holder of our CDIs possesses sole power to direct CDN how to vote and has investment power over the shares listed, except for shares owned jointly with that person’s spouse.

The table below lists applicable percentage ownership based on 176,390,216 shares of common stock outstanding as of April 19, 2017 and 11,409,294 options to purchase our shares that are exercisable as of April 19, 2017 and within 60 days of this date. Options to purchase our shares that are exercisable within 60 days of April 19, 2017 are deemed to be beneficially owned by the person holding these options for the purpose of computing percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other holder.

Unless otherwise indicated in the table below, the address for each of the persons listed in the table below is c/o Universal Biosensors, Inc., 1 Corporate Avenue, Rowville, Victoria 3178.

Name and Address of Beneficial Owner	Number of Shares (1)		Percentage of Class
Salesh Balak	1,183,392	(2)	*
Garry Chambers	3,429,261	(3)	1.93%
Alastair Hodges Ph.D.	4,025,282	(4)	2.27%
Adrian Oates Ph. D.	1,479,837	(5)	*
Andrew Denver	8,076,955	(6)	4.58%
Denis Hanley	7,589,766	(7)	4.30%
Marshall Heinberg	20,000	(8)	*
David Hoey	350,000	(9)	*
Judith Smith	100,000	(10)	*
Craig Coleman	220,000	(11)	*
Total Directors and Executives as a group (10 persons)	26,055,493		14.64%
JP Morgan Nominees Australia Ltd	44,311,628	(12)	25.12%
Viburnum Funds Pty Ltd	27,963,451	(13)	15.85%
KFT Investments Pty Ltd	17,975,043	(14)	10.19%

*	Represents beneficial ownership of less than one percent of our outstanding ordinary shares.

(1)	Includes shares issuable pursuant to options exercisable as of April 19, 2017 and within 60 days of this date. The figures represent the amounts last notified to us unless otherwise stated. The relevant stockholders may have acquired or disposed of shares since the last notification that are not reflected.

(2)	Includes: (i) 72,514 shares in the form of CDIs Mr. Balak holds directly; (ii) 1,101,001 options exercisable as of April 19, 2017 and within 60 days of this date; and (iii) 9,877 restricted fully paid shares.

(3)	Includes: (i) 2,240,717 shares in the form of CDIs Mr. Chambers holds directly; (ii) 9,877 restricted fully paid shares ; and (iii) 1,178,667 employee options exercisable as of April 19, 2017 and within 60 days of this date.

(4)	Includes: (i) 2,836,738 shares in the form of CDIs Dr. Hodges holds directly; (ii) 9,877 restricted fully paid shares; and (iii) 1,178,667 employee options exercisable as of April 19, 2017 and within 60 days of this date.

(5)	Includes: (i) 5,293 shares in the form of CDIs Mr. Oates holds directly; (ii) 1,464,667 options exercisable as of April 19, 2017 and within 60 days of this date; and (iii) 9,877 restricted fully paid shares.

(6)	Includes: (i) 5,099,818 shares in the form of CDIs Mr. Denver holds directly; (ii) 2,736,340 shares in the form of CDIs held by Andrew Denver & Linda Denver as trustees for the Denver Family Superannuation Fund of which Mr. Denver is a potential beneficiary; (iii) 150,000 shares in the form of CDIs held by a trust of which Mr. Denver is a potential beneficiary; and (iv) 90,797 shares in the form of CDIs held by Mr. Denver’s spouse.

(7)	Includes: (i) 6,635,661 shares in the form of CDIs which Mr. Hanley holds directly; and (ii) 954,105 shares in the form of CDIs held by a superannuation fund of which Mr. Hanley is a potential beneficiary.

(8)	Shares in the form of CDIs Mr. Heinberg holds directly.

(9)	Shares in the form of CDIs Mr. Hoey holds directly.

(10)	Shares in the form of CDIs held by a superannuation fund of which Ms. Smith is a member.

(11)	Shares in the form of CDIs held by a superannuation fund of which Mr. Coleman is a potential beneficiary.

(12)	The address of J P Morgan Nominees Australia Ltd is Locked Bag 20049, Melbourne VIC 3001, Australia.

(13)	The address of Vibernum Funds Pty Ltd is 31 Carrington Street, Nedlands WA 6009.

(14)	The address of KFT Investments Pty Ltd is PO Box 506, Lilydale VIC 3140, Australia.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Each of our executive officers is a party to an executive service agreement with us. See “Executive Compensation — Narrative disclosure to summary compensation table and grants — Executive Service Agreements.” In addition, we have entered into indemnification agreements with our directors and certain of our executive officers in addition to the indemnification provided for in our amended and restated certificate of incorporation and our amended and restated by-laws.

In September 2011, we entered into a non-exclusive license agreement with SpeeDx Pty Ltd (“SpeeDx”) pursuant to which SpeeDx granted us a license to use its proprietary MNAzyme technology in the field of molecular diagnostics. Under the agreement we make milestone payments totaling A$500,000 to SpeeDx if certain specified targets are achieved and royalty payments ranging from 5% to 15% of that portion of our sales and licensing revenues arising from SpeeDx technology or products incorporating SpeeDx technology.

The license agreement and the obligation to pay royalties continues until SpeeDx’s patent rights have expired, lapsed, are found to be invalid or are rejected. The agreement will terminate by mutual agreement or by one party for breach or insolvency of the other. SpeeDx may also terminate the license agreement if the research and development on a first licensed product is not completed by UBS within 7 years (subject to certain exceptions), and UBS may terminate if it determines that it does not wish to proceed with further commercialization of SpeeDx’s technology.

In August 2013, we entered into a consulting agreement with SpeeDx pursuant to which we provided certain services relating to the establishment and maintenance of a quality management system at SpeeDx. There were no consulting fees received under this agreement in 2016 or 2015. In addition, a success fee of A$50,000 was paid by SpeeDx in 2014 as the criteria for successful completion of the engagement was met.

Mr. Denver is a director of the Company and SpeeDx.

Mr. Coleman is a director of the Company and Executive Chairman of Viburnum Funds Pty Ltd. Viburnum Funds Pty Ltd, as investment manager for its associated funds, holds a beneficial interest and voting power over approximately 15% of our shares.

Related Party Transaction Policy and Procedure

Pursuant to our Bylaws, a majority of disinterested directors or stockholders will be required to independently consider and approve any material related party transactions involving our executive officers or directors. When considering related party proposals in the past, our Board has formed a sub-committee of disinterested directors to consider each of these proposals on the same basis as if it was an arms-length transaction. Additionally, we will seek approval of stockholders in relation to any material related party transactions as may be required under the Listing Rules of ASX.

2018 Stockholder Proposals

Under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2018 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our corporate headquarters, care of our Company Secretary. We must receive all submissions no later than January 1, 2018. We strongly encourage any stockholder interested in submitting a proposal to contact our Company Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Board reviews all stockholder proposals.

Alternatively, under our Bylaws, if a stockholder does not want to submit a proposal for the 2018 meeting for inclusion in our proxy statement under Rule 14a-8 but wants to bring any other business before a meeting of stockholders, or intends to nominate a person as a candidate for election to the Board directly (rather than through our Remuneration and Nomination Committee or the Board when acting in its place), the stockholder may submit the proposal or nomination to our Company Secretary no earlier than February 21, 2018 and no later than March 23, 2018 However, if the date of the 2018 meeting is changed by more than 30 days from the anniversary of the 2017 meeting, our Company Secretary must receive the notice no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Stockholders who intend to nominate an individual for election to the Board or to bring any other business before a meeting of stockholders must follow the procedures outlined in Sections 4.10 and/or 4.11 of Article IV of our Bylaws. We will not entertain any proposals or nominations at the annual meeting that do not comply with these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. Our Bylaws are posted on our website at www.universalbiosensors.com in the “Corporate Governance” section under “Investor information.” To make a submission or to request a copy of our Bylaws, stockholders should contact our Company Secretary.

Other Business

Management is not aware of any matters to be presented for action at the Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all Section 16(a) filed by such reporting persons.

Based solely on our review of such forms furnished to us or written representations provided to us by the reporting person, we believe that all filing requirements applicable to our executive officers, directors and other persons who beneficially own more than 10% of a registered class of our equity securities were complied with in the financial year ended December 31, 2016 other than: (i) a delinquent Form 4 filed for Mr. Hodges on February 25, 2016 reporting his beneficial ownership following the acquisition of 2,500 shares of the Company’s common stock on February 17, 2016; (ii) a delinquent Form 4 filed for Mr. Balak on February 26, 2016 reporting his beneficial ownership following the acquisition of 2,500 shares of the Company’s common stock on February 17, 2016; (iii) a delinquent Form 4 filed for Dr. Oates on February 26, 2016 reporting his beneficial ownership following the acquisition of 2,500 shares of the Company’s common stock on February 17, 2016; (iv) a delinquent Form 3 filed for VF Strategic Equities Fund on July 20, 2016 reporting its beneficial ownership as of January 14, 2016; (v) a delinquent Form 3 filed for VF High Conviction Fund on July 20, 2016 reporting its beneficial ownership as of January 14, 2016; (vi) a delinquent Form 3 filed for VF Australian Equities Fund on July 20, 2016 reporting its beneficial ownership as of January 14, 2016; and (vii) a Form 4 filed for Ms. Smith on February 17, 2017, delinquent only with respect to reporting her beneficial ownership following the acquisition of 35,000 shares of the Company’s common stock on February 14, 2017.

STOCKHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 1 Corporate Avenue, Rowville VIC 3178, Attention: Company Secretary (companysecretary@universalbiosensors.com). Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of common stock beneficially owned by the stockholder. The Company Secretary will forward appropriate communications to the Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

AVAILABILITY OF FORM 10-K

We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K, including our financial statements but excluding the exhibits to Form 10-K other than Exhibit 13. The Annual Report includes a list of the exhibits that were filed with the Form 10-K, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact our Company Secretary, Cameron Billingsley at +612 8115 9801 or write us at 1 Corporate Avenue, Rowville VIC 3178. You may also send an email to us at companysecretary@universalbiosensors.com. Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s Internet site (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company’s Annual Report on Form 10-K was mailed along with this Proxy Statement.

For directions to the Meeting, please call +61 (2) 8115 9805 or +61 (3) 9213 9000.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 1, 2017. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our Annual Report and Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card. If you participate in householding and wish to receive a separate copy of this proxy statement or the 2016 Annual Report, please contact our Company Secretary, Cameron Billingsley, at +612 8115 9801 or write us at 1 Corporate Avenue, Rowville VIC 3178. You may also send an email to us at companysecretary@universalbiosensors.com. A separate copy of this proxy statement and the 2013 Annual Report will be delivered promptly upon request.

If any stockholders in your household wish to begin receiving separate Annual Reports and separate Proxy Statements, they may call our Company Secretary, Cameron Billingsley, at +612 8115 9801 or write us at 1 Corporate Avenue, Rowville VIC 3178. They may also send an email to us at companysecretary@universalbiosensors.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and Proxy Statements by calling or writing to the Company Secretary at 1 Corporate Avenue, Rowville VIC 3178 or by email at companysecretary@universalbiosensors.com.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew Denver

Executive Chairman

Universal Biosensors, Inc.

Universal Biosensors, Inc. ARBN 121 559 993 CDI Voting Instruction Form	Share Registry: Boardroom Pty Limited GPO Box 3993 Sydney NSW 2001 Level 12, Grosvenor Place 225 George Street Sydney NSW 2000 Tel: + 61 2 9290 9600 Fax: + 61 2 9290 9655

Name & Address
Barcoded CDI holder
Reference Number

Annual Meeting – June 22, 2017

Your Voting Instructions are being sought so that CHESS Depositary Nominees Pty Ltd (“CDN”) may respond to a proxy solicitation on behalf of the Board of Directors of Universal Biosensors, Inc. (“Company”). The underlying shares represented by these Voting Instructions will be voted as specified by the undersigned. These Voting Instructions revoke any prior Voting Instructions given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld, the underlying shares represented by a signed CDI Voting Instruction Form will be voted for the election of the nominated directors, and unless otherwise specified, for proposal 2 and “Every Year” for proposal 3, even if the designated proxy appointed has an interest in the outcome of the resolutions. The underlying shares will be voted in the discretion of the proxies as to any other matter that may come before the Annual Meeting. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or CDN if the beneficial owner of the shares has not given instructions. You can give your voting instructions either online or by completing and returning this form.

STEP 1:	VISIT www.votingonline.com.au/ubiagm2017
STEP 2:	Enter your Postcode OR Country of Residence (if outside Australia)
STEP 3:	Enter your Voting Access Code (VAC):
Scan QR Code using smartphone
QR Reader App

   I/We being a holder of CHESS Depositary Interests (“CDIs”) of the Company hereby instruct:

CDN to direct its designated proxy, (mark box with an “X”)	OR the following nominated proxy,
(Enter the name of the person you wish CDN to appoint: (If no nominated proxy is specified above, CDN will direct its designated proxy),

to vote the shares underlying my/our CDI holding at the annual meeting of the Company to be held at 10:00 am Australian Eastern Standard Time on June 22, 2017 at Level 13, 257 Clarence St, Sydney, NSW 2000, Australia, and at any adjournment of that meeting in respect of the proposals outlined below.

Please mark with an X to indicate your directions.		For	Against	Abstain

Proposal 1(a) Re-election of Mr. Denis Hanley		☐	☐	☐

Proposal 1(b) Re-election of Mr. Craig Coleman		☐	☐	☐

Proposal 2 Approval of named senior executive compensation		☐	☐	☐

Proposal 3 Frequency of voting on senior executive compensation, either (select one only)	Every Year ☐	Every 2 Years ☐	Every 3 Years ☐	Abstain ☐

CDI Holders should be aware that under applicable United States rules, abstaining from the vote with respect to proposal 2 has the effect of a vote AGAINST such proposal. By executing this CDI Voting Instruction Form the undersigned hereby authorizes CHESS Depository Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such other business as may properly come before the annual meeting. The undersigned acknowledges receipt with this CDI Voting Instruction Form of a copy of the Proxy Statement for the Company’s 2017 Annual Meeting that more fully describe the proposals set forth herein.

PLEASE SIGN HERE	This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Shareholder 1	Joint Shareholder 2	Date

Sole Director/ Company Secretary	Director

Annual Meeting	Universal Biosensors, Inc.
CDI Voting Instruction Form	ARBN 121 559 993

INSTRUCTIONS FOR COMPLETING THIS FORM

1.	Your vote is important

Holders of CDIs have the right to attend stockholders’ meetings of the Company and to direct CDN, as the holder of record of the underlying shares of common stock represented by their CDIs, how it should vote the underlying shares of common stock represented by their CDIs. If CDN does not receive a direction from a CDI holder as to how to vote the underlying shares represented by those CDIs, those shares will not be voted and will not be considered present at the meeting for quorum purposes.

2.	Instructing CDN to direct your vote

Holders of CDIs who wish to direct CDN how to vote the underlying shares of common stock represented by their CDIs should: (i) vote online by following the instructions at: www.votingonline.com.au/ubiagm2017; or (ii) complete and return this CDI Voting Instruction Form to Boardroom Pty Limited or the Company.

3.	Instructing CDN to nominate a proxy

A holder of CDIs will be entitled to vote at the meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of common stock represented by CDIs held by such holder.

4.	Signing Instructions

Each CDI holder must sign this form as follows in the spaces provided:

Individual:	Where the CDIs are held in one name, the registered CDI holder must sign in the signature box.

Joint Holding:	Where the CDIs are held in joint names, all of the registered CDI holders must sign in the signature boxes.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed CDI Voting Instruction Form.

Companies:	Only duly authorized officer/s can sign on behalf of a company. Please indicate the office held by signing in the appropriate box or boxes.

5.	Lodgement of an Instruction Form

Holders of CDIs who are not attending the meeting must give their voting instructions online or return their duly executed Voting Instructions, via this CDI Voting Instruction Form, to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on June 22, 2017 in the manner set out below. Alternatively you may deliver your completed CDI Voting Instruction Form to us at the meeting. If you are entitled to provide voting instructions and you have submitted your instructions online or via a CDI Voting Instruction Form, you may revoke your instructions at any time before the meeting by delivering a written revocation to the Secretary of the Company or by delivering a duly executed proxy or CDI Voting Instruction Form bearing a later date.

Hand deliveries:	Boardroom Pty Limited
Level 12, Grosvenor Place, 225 George Street
Sydney NSW 2000

Postal address:	Boardroom Pty Limited
GPO Box 3993
Sydney NSW 2001

Universal Biosensors, Inc.
1 Corporate Avenue
Rowville VIC 3178

Fax number:	Boardroom Pty Limited on +61 2 9290 9655
Universal Biosensors, Inc. on +61 3 9213 9099

Online:	www.votingonline.com.au/ubiagm2017

Universal Biosensors, Inc. ARBN 121 559 993 Proxy card	Share Registry: Boardroom Pty Limited GPO Box 3993 Sydney NSW 2001 Level 12, Grosvenor Place 225 George Street Sydney NSW 2000 Tel: + 61 2 9290 9600 Fax: + 61 2 9290 0655

Name & Address

Barcoded CDI holder Reference Number

Appointment of Proxy

Your proxy is solicited by the Board of Directors of Universal Biosensors, Inc. (“Company”). Your shares will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. If no specific instructions are given, your shares will be voted for the election of the nominated directors and, unless otherwise specified, for proposal 2 and “Every Year” for proposal 3, even if the designated proxy appointed has an interest in the outcome of the resolutions. This proxy will be voted in the discretion of the proxies as to any other matter that may come before the Annual Meeting. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders if the beneficial owner of the shares has not given instructions.

STEP 1: STEP 2: STEP 3:	VISIT www.votingonline.com.au/ubiagm2017 Enter your Postcode OR Country of Residence (if outside Australia) Enter your Voting Access Code (VAC):
Scan QR Code using smartphone
QR Reader App

I/We being a stockholder of Universal Biosensors, Inc. and entitled to attend and vote appoint:

Write here the name of the person you are appointing as proxy (or failing him or her or if no proxy is specified, the Company Secretary of the Company).

as my/our proxy to vote for me/us and on my/our behalf in accordance with the following directions at the Annual Meeting to be held at 10:00 am Australian Eastern Standard Time on June 22, 2017 at Level 13, 257 Clarence St, Sydney, NSW 2000, Australia, and at any adjournment of that meeting in respect of the resolutions outlined below.

The directions used on this proxy card will apply with respect to all of the shares of common stock I/we hold. You may appoint more than one proxy. If you only wish to vote a portion of your shares, please insert the percentage or number of shares you wish to vote in boxes below. Please copy this form if you require multiple forms.

Voting directions to your proxy – please mark ☒ to indicate your directions

Please mark with an X to indicate your directions.		For	Against	Abstain
Proposal 1(a) Re-election of Mr. Denis Hanley		☐	☐	☐
Proposal 1(b) Re-election of Mr. Craig Coleman		☐	☐	☐
Proposal 2 Approval of named senior executive compensation		☐	☐	☐

Proposal 3 Frequency of voting on senior executive compensation, either (select one only)	Every Year ☐	Every 2 Years ☐	Every 3 Years ☐	Abstain ☐

Stockholders should be aware that under applicable United States rules, abstaining from the vote with respect to proposal 2 has the effect of a vote AGAINST the relevant proposal.

The undersigned acknowledges receipt with this Proxy card of a copy of the Notice of Annual Meeting and Proxy Statement for the Company’s 2017 Annual Meeting that more fully describe the proposals set forth herein.

PLEASE SIGN HERE - This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Shareholder 1	Joint Shareholder 2	Date

Sole Director & Sole Company Secretary	Director

Annual Meeting	Universal Biosensors, Inc.

Proxy card

INSTRUCTIONS FOR COMPLETING PROXY CARD

SIGNING INSTRUCTIONS

You must sign this form as follows in the spaces provided:

Individual:	Where the holding is in one name, the holder must sign.

Joint Holding:	Where the holding is in more than one name, all of the shareholders should sign.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed Proxy card.

Companies:	Only duly authorized officer/s can sign on behalf of a company. Please indicate the office held by signing in the appropriate box or boxes.

DELIVERY ADDRESSES

Duly executed proxy cards must be returned to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on June 22, 2017 in the manner set out below. Alternatively you may deliver your completed proxy card to us at the meeting.

Hand deliveries:	Boardroom Pty Limited
Level 12, Grosvenor Place
225 George Street
Sydney NSW 2000

Postal address:	Boardroom Pty Limited
GPO Box 3993
Sydney NSW 2001

Universal Biosensors, Inc.
1 Corporate Avenue
Rowville VIC 3178

Fax number:	Boardroom Pty Limited on +61 2 9290 9655
Universal Biosensors, Inc. on +61 3 9213 9099

Online:	www.votingonline.com.au/ubiagm2017